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Exhibit 4.1

TRUST INDENTURE

Dated as of the 22nd day of August, 2005

Among

SR TELECOM INC.

As issuer

and

COMPUTERSHARE TRUST COMPANY OF CANADA

and

MANUFACTURERS AND TRADERS TRUST COMPANY

as co-Trustees

Providing for the issue of
10% Secured Convertible Debentures
Due October 15, 2011

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	13.3
	(a)(2)	13.3
	(a)(3)	13.3
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	13.2; 13.4
	(c)	N.A.
311	(a)	13.20
	(b)	13.20
	(c)	N.A.
312	(a)	13.21
	(b)	13.22(b)
	(c)	N.A.
313	(a)	13.23
	(b)(1)	13.23
	(b)(2)	13.23
	(c)	13.23
	(d)	13.23
314	(a)	5.6; 5.16; 13.24
	(b)	6.1
	(c)(1)	6.1; 13.7; 13.9
	(c)(2)	6.1; 13.7; 13.9
	(c)(3)	6.1; 13.7; 13.9
	(d)	6.1; 13.9
	(e)	13.9
	(f)	N.A.
315	(a)	13.6; 13.7
	(b)	13.17
	(c)	13.6; 13.7
	(d)	8.13; 13.6; 13.7
	(e)	13.25
316	(a)(last sentence)	1.2(c)
	(a)(1)(A)	8.13
	(a)(1)(B)	8.3
	(a)(2)	N.A.
	(b)	8.14
317	(a)(1)	8.4
	(a)(2)	8.15
	(b)	13.16
318	(a)	13.27(a)

NA means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

i

EXHIBITS

Exhibit A	Form of Fully Registered Debenture
Exhibit B	Intercreditor Agreement
Exhibit C	Form of Regulation S Temporary Global Debentures
Exhibit D	Restructuring Termsheet
Exhibit E	Form of Unrestricted Global Debenture
Exhibit F	Form of Transfer Certificate for Exchange or Transfer from Restricted Fully Registered Debenture to Regulation S Temporary Global Debenture
Exhibit G	Form of Transfer Certificate for Transfer From Restricted Fully Registered Debenture to Unrestricted Global Debenture Pursuant to an Effective Shelf Registration Statement
Exhibit H	Form of Transfer Certificate for Transfer from Restricted Fully Registered Debenture to Unrestricted Global Debenture Pursuant to Regulations after the Exchange Date.

v

    THIS INDENTURE made as of the 22nd day of August, 2005.

AMONG:

    SR TELECOM INC., a corporation incorporated under the laws of Canada and having its head office in the City of Montreal, in the Province of Quebec (hereinafter called the "Company")

— and —

    COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company having an office in the City of Montreal, in the Province of Quebec (hereinafter called the "Canadian Trustee")

— and —

    MANUFACTURERS AND TRADERS TRUST COMPANY, a trust company having its principal office in the City of Buffalo, in the State of New York (hereinafter called the "U.S. Trustee")

  WITNESSETH THAT:

        WHEREAS pursuant to the Exchange Offer, certain holders of Original Debentures have exchanged $70,535,000 principal amount of such debentures, with accrued but unpaid interest of $4,795,761, for $75,330,761 principal amount 10% secured convertible debentures (the "Debentures");

        NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE I
INTERPRETATION

1.1   Definitions

        In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

        "This Indenture", "this Trust Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

        "Account Debtor" means any Person who may become obligated to the Company under, with respect to, or on account of, an Account;

        "Accounts" means all "Claims" (as defined in the Security Agreement), all "accounts," as such term is defined in the PPSA, now owned or hereafter acquired by the Company and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or instruments) now owned or hereafter received or acquired by or belonging or owing to the Company, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA), (b) all of the Company's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of the Company's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to the Company under all purchase orders and contracts for the sale of goods or the performance of services or both by the Company or in connection with any other transaction (whether or not yet earned by performance on the part of the Company) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing;

        "Accredited Investor" has the meaning ascribed thereto in Rule 501(a) under the U.S. 1933 Act;

        "Applicable Securities Legislation" means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada and in the United States;

        "Authorized Investments" has the meaning ascribed thereto in Section 13.12;

        "Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Insolvency Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Insolvency Laws.

        "Beneficial Holder" means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depositary or a Depositary Participant;

        "Board of Directors" and "Directors" means the board of directors of the Company or, if duly constituted and whenever duly empowered, the executive committee of the Board of Directors of the Company, and reference to action by the directors means action by the directors of the Company as a board or action by the said executive committee as such committee;

        "Business Day" means any day other than a Saturday, Sunday or statutory holiday in Toronto, Montreal, or the City of New York or any other day that either the Canadian Trustee or the U.S. Trustee is not generally open for business;

        "Canadian Trust Indenture Legislation" means the provisions of the Canada Business Corporations Act and any other statute of Canada or a province thereof, and of the regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Company;

        "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the Incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP;

        "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person;

        "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of that Person as lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease;

        "Change of Control Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock of that Person having ordinary voting power in the election of directors of such Person, (b) each Person that Controls, is Controlled by or is under common Control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of SR Group, the immediate family members, spouses and lineal descendants of individuals who are Change of Control Affiliates of SR Group;

        "Change of Control Notice" has the meaning ascribed thereto in Section 5.20;

        "Charges" means all Taxes and Liens assessed, levied or imposed against the Company or its Subsidiaries or upon (a) the Collateral, (b) the payroll, gross receipts, income, gains or capital of the Company or its Subsidiaries, (c) the Company's or its Subsidiaries' ownership or use of any properties or assets, or (d) any other aspect of the Company's or its Subsidiaries' business or existence;

        "Civil Code" means the Civil Code of Quebec, as amended;

        "Close of Business" means the normal closing hour of the office of the Trustee on a Business Day;

        "Collateral" means all of the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property or assets, real or personal, movable or immovable, tangible or intangible, corporeal or incorporeal, of any nature, form or description whatsoever, wherever situated, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favour of the Trustee, on behalf of Debentureholders, to secure the Debentures;

        "Collateral Agent" means Computershare Trust Company of Canada in its capacity as collateral agent under any Collateral Document to secure the payment obligations under this Indenture or the Debentures.

        "Collateral Documents" means the Security Agreement, the Mortgages and all other agreements entered into guaranteeing payment of, or granting a Lien upon property, assets or undertaking as security for payment and performance of, the Debentures, as the same may from time to time be amended, restated, modified or supplemented;

        "Commission" means the United States Securities and Exchange Commission, or any successor organization thereto;

        "Common Shares" means the common shares in the capital of the Company; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, or successive such changes, subdivisions, redivisions, reductions, combinations or consolidations then, subject to adjustments, if any, having been made in accordance with the provisions of Section 4.6, "Common Shares" shall thereafter mean the shares resulting from such change, subdivision, redivision, reduction, combination or consolidation;

        "Company" means SR Telecom Inc. and includes any Successor Company to or of the Company, which shall have complied with the provisions of Article X;

        "Company Accounts" means those depository bank accounts in the name of the Company;

        "Company's Auditors" or "Auditors of the Company" means an independent firm of chartered accountants duly appointed as auditors of the Company;

        "Consolidated Capitalization" means the consolidated capitalization of the Company calculated in accordance with GAAP, but excluding from such calculation Unrestricted Subsidiaries;

        "Consolidated EBITDA" means EBITDA of the Company and its Subsidiaries, but excluding therefrom any Unrestricted Subsidiary;

        "Consolidated Indebtedness" means the Indebtedness of the Company and of its Restricted Subsidiaries as determined by GAAP;

        "Consolidated Interest Expense" of the Company means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries calculated in accordance with GAAP;

        "Consolidated Net Income" of the Company means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries calculated in accordance with GAAP

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Stock or by contract or otherwise and, when determining control based on ownership of voting Stock, means, with respect to control of a body corporate by a Person, the holding (other than by way of security only) by or for the benefit of that Person, or Change of Control Affiliates of that Person of Stock of such body corporate or the right to vote or direct the voting of Stock of such body corporate to which, in the aggregate, are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate, provided that the votes attached to such Stock are sufficient, if exercised, to elect a majority of the directors of the body corporate;

        "conversion" means any exchange of Debentures pursuant to Section 4.1(a) or 4.2, and "convert" and "converted" will be construed accordingly;

        "Conversion Form" means that form on the reverse of the Debenture providing for conversion;

        "Conversion Price" means $0.217103916601853 as the same may be adjusted from time to time in accordance with Section 4.6;

        "Corporate Trust Office", with respect to the U.S. Trustee, means the principal corporate trust office of the U.S. Trustee at which, at any particular time, its corporate trust business shall be administered, which office, at the date hereof, is located at 25 South Charles Street, 16th Floor, Baltimore, Maryland 21201; and, with respect to the Canadian Trustee, means the principal corporate trust office of the Canadian Trustee at which, at any particular time, its corporate trust business shall be administered, which office, at the date hereof, is located at 1500 University Street, Suite 700, Montreal, Quebec H3A 3S8;

        "Counsel" means a barrister or solicitor or firm of barristers or solicitors retained or employed by either Trustee (including pursuant to any Extraordinary Resolution) or retained or employed by the Company and acceptable to the Trustee if retained by one Trustee, or Trustees if retained by both Trustees;

        "CTR" means Comunicación Y Telefonía Rural S.A., a sociedad anónima duly organized and validly existing under the laws of Chile;

        "CTR Facility" means the lending/borrowing facility between CTR and the CTR Lenders;

        "CTR Guarantee" means the guarantee by the Company of the obligations of CTR to the CTR Lenders under the CTR Facility;

        "CTR Lenders" means EDC and IADB and their permitted assigns;

        "Current Market Price" has the meaning ascribed thereto in Section 4.6(d);

        "Date of Conversion" has the meaning ascribed thereto in Section 4.5(b);

        "Debentures" means the debentures of the Company issued and certified or to be issued and certified hereunder and includes PIK Debentures, Global Debentures and Fully Registered Debentures;

        "Debentureholders" or "Holders" means the several Persons currently entered in the registers hereinafter mentioned as holders of Debentures or any transferees of such Persons by endorsement or delivery and means, in respect of any Global Debentures registered in the name of the Depositary, the Depositary;

        "Debt Account" means an account or accounts required to be established by the Trustees (and which shall be maintained by and subject to the control of the Trustees), for the residual benefit of the Company, for payments in respect of the Debentures pursuant to and in accordance with this Indenture;

        "Default" means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default;

        "Default Rate" has the meaning ascribed thereto in Section 2.1(f);

        "Depositary" means, with respect to the Debentures, the Canadian Depositary for Securities Limited and the Depositary Trust Company or such other depositary as may be specified by the Company in a Written Direction of the Company with respect to the issuance of such Debentures, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and, if at any time there is more than one such person, "Depositary" shall mean the Depositary with respect to the Debentures;

        "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book entry for a Global Debenture deposited with the Depositary;

        "Depositary System" means the record entry and securities transfer system which is administered by a Depositary in accordance with the operating rules and procedures of its depositary service for book-entry only securities in force from time to time, or any successor system;

        "Designated Office" means the principal office of the Trustee in each of Toronto, Ontario, Montreal, Quebec, Baltimore, Maryland or Buffalo, New York;

        "Director" means a director of the Company;

        "Disbursement Accounts" means those depositary accounts in the name of the Company for the purposes of receiving disbursements from the Emergency Credit Facility or any refinancing thereof;

        "Dividends paid in the ordinary course" means any dividends, whether in cash, in securities of the Company, in specie, in kind or otherwise in property or other assets, declared payable or paid on the Common Shares in any Fiscal Year of the Company, to the extent that the aggregate of such cash dividends or the fair market value thereof, as bona fide determined by the Directors of the Company, of such dividends in securities, in specie, in kind or otherwise in property or other assets declared and payable or paid from the beginning of the Fiscal Year of the Company in which such dividend is declared to the date of declaration of such dividend, including in such calculation the dividend in question, does not exceed 150% of the net after tax earnings of the Company for the immediately preceding Fiscal Year;

        "EBITDA" of the Company for any period means the sum of Consolidated Net Income of the Company, plus the following to the extent deducted in calculating such Consolidated Net Income:

        (1)    all income tax expense of the Company and its consolidated Restricted Subsidiaries;

        (2)    Consolidated Interest Expense;

        (3)    depreciation and amortization expenses of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

        (4)    all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period.

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "EDC" means Export Development Canada, a corporation established by the Export Development Act (Canada) and any successor or permitted assigns;

        "Emergency Credit Facility" means that credit agreement dated as of May 19, 2005 among certain holders of Original Debentures and the Company, as the same may be amended from time to time;

        "Equipment" means all "Equipment" (as defined in the Security Agreement), all "equipment," as such term is defined in the PPSA, now owned or hereafter acquired by the Company or its Restricted Subsidiaries, wherever located and, in any event, including all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto;

        "Event of Default" means any event specified in Section 8.1, continued for the period of time, if any, therein designated;

        "Exchange" means (i) the Toronto Stock Exchange; (ii) the NASDAQ National Market, and (iii) any other exchange or market on which the Common Shares are quoted or listed for trading; however, for the purposes of Sections 3.1(b) and 4.6(d), "Exchange" means the exchange or market on which the greatest volume of Common Shares traded during the relevant periods outlined in those provisions;

        "Exchange Date" means the date on which interests in each Regulation S Temporary Global Debenture will be exchangeable for interests in an Unrestricted Global Debenture, which shall be the fortieth (40th) day after the later of (a) the date of issuance of such Debentures (which, for the avoidance of doubt, in the case of PIK Debentures issued in relation to any Debentures held in the form of Regulation S Temporary Global

Debentures, shall be the date of issuance of such PIK Debentures) and (b) the completion of the distribution (as such term is used in Regulation S under the U.S. 1933 Act) of Debentures;

        "Exchange Offer" means that offer dated July 19, 2005 made by the Company to holders of Original Debentures to exchange Original Debentures for Debentures;

        "Extraordinary Resolution" has the meaning ascribed thereto in Section 11.11;

        "Fiscal Quarter" means any of the following quarterly accounting periods of the Company in each Fiscal Year consisting of January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31;

        "Fiscal Year" means the annual accounting period of the Company from January 1 through December 31 of each calendar year;

        "Fixtures" means all "fixtures" including trace fixtures, facilities and equipment however affixed or attached to real property or buildings or other structures;

        "Fully Registered Debentures" means Debentures registered in the name of the Debentureholder in the register maintained by the Trustee pursuant to Section 2.8(b), the form of which shall be substantially in the form of Exhibit A hereto;

        "Generally Accepted Accounting Principles" or "GAAP" means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants;

        "Global Debentures" means one or more Debentures issued to and registered in the name of the Depositary (or its nominee) pursuant to Section 2.6, consisting of the Regulation S Temporary Global Debentures and the Unrestricted Global Debentures, representing (i) the aggregate principal amount of Debentures issued under the Exchange Offer (other than any such Debentures held in the form of Fully Registered Debentures issued to Accredited Investors), and (ii) each PIK Debenture issued from time to time (other than any such PIK Debentures held in the form of Fully Registered Debentures issued to Accredited Investors), for purposes of being held by or on behalf of the Depositary as custodian for participants in the Depositary's book-entry only registration system;

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, court, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

        "Hedging Obligations" means obligations pursuant to a foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured;

        "IADB" means the Inter-American Development Bank and any successor or permitted assigns;

        "Incur" means, with respect to any Indebtedness or other obligation of a Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall each have a meaning correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness;

        "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors Incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) Hedging Obligations, (h) all indebtedness created or arising under the sale of accounts receivable at a discount, (i) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (j) the obligations under the Emergency Credit Facility, and (k) the obligations under the CTR Facility;

        "Intercreditor Agreement" means that agreement dated August 22, 2005 among the Company, the Trustees, the "Collateral Agent" as defined in and under the Emergency Credit Facility, CTR, EDC and IADB, attached hereto as Exhibit B, as the same may be amended from time to time.

        "Interest Payment Date" means April 15 and October 15 in each year;

        "Insolvency Laws" means any of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Courts of Justice Act (Ontario) and Title 11 of the United States Code entitled "Bankruptcy", each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it;

        "Inventory" means any "Inventory" (as defined in the Security Agreement), any "inventory," as such term is defined in the PPSA, now or hereafter owned or acquired by the Company or its Restricted Subsidiaries, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of the Company or its Restricted Subsidiaries for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Company's or the Restricted Subsidiaries' business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies;

        "Investment" in any Person means any direct or indirect advance, loan or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value;

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, trust (actual or deemed), easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA, any publication effecting any hypothec, security interest or right under the Civil Code or comparable law of any jurisdiction);

        "Mandatory Conversion Date" means the earlier of (i) the Business Day after the Rights Offering Record Date and (ii) November 30, 2005;

        "Mandatory Redemption Price" has the meaning ascribed thereto in Section 3.1(a);

        "Maturity Date" means the date on which the principal of a Debenture becomes due and payable therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise;

        "Mortgaged Properties" means all of the owned real estate of the Company and its Subsidiaries;

        "Mortgages" means the hypothecation of the Mortgaged Properties pursuant to the Security Agreement as well as each of the debentures, debenture delivery agreements and other real estate/immovable property security/hypothecation documents delivered by the Company and its Subsidiaries to the Canadian Trustee with respect to the Mortgaged Properties or real/immovable property acquired by the Company and its Subsidiaries after the Closing Date, all in form and substance satisfactory to the Canadian Trustee, in its sole discretion, as each may from time to time be amended, restated, modified or supplemented;

        "Net Earnings" means net earnings as determined by GAAP;

        "Non-U.S. Person" means a Person who is not a U.S. Person;

        "Offer" has the meaning ascribed thereto in Section 5.20;

        "Offer Price" has the meaning ascribed thereto in Section 5.20;

        "Officers' Certificate" means a certificate of the Company made pursuant to this Indenture signed by two offices of the Company, one of whom must be the President or the Chief Financial Officer of the Company, each in his capacity as an officer of the Company;

        "Opinion of Counsel" means written opinion of legal counsel acceptable to the Trustees;

        "Optional Redemption Price" has the meaning ascribed thereto in Section 3.1(b);

        "Original Debentures" means the 8.15% Debentures due August 31, 2005 issued by the Company pursuant to the Original Indenture;

        "Original Indenture" means the trust indenture dated April 22, 1998 between the Company and Montreal Trust Company providing for the issue of the Original Debentures, as amended and supplemented from time to time;

        "Permitted Indebtedness" means (i) the amounts owing under the Emergency Credit Facility (as the same may be amended, modified, varied or replaced from time to time, if such amendment, modification, variation or replacement facility is permitted under the Intercreditor Agreement); (ii) all reimbursement and other obligations with respect to letters of credit, banker's acceptances and surety bonds Incurred in the ordinary course of business and not evidencing or supporting Indebtedness for borrowed money; (iii) obligations Incurred with respect to granting security to EDC in connection with EDC's performance security guarantee program; (iv) indebtedness created or arising under the sale of accounts receivable at a discount; (v) the CTR Guarantee; and (vi) Hedging Obligations Incurred in the ordinary course of business and not for speculative purposes; provided, however, that at no time shall the aggregate amounts outstanding under paragraphs (i) through (iv) above exceed $50,000,000;

        "Permitted Investments" means an Investment by the Company or any Restricted Subsidiary:

        (1)    in the Company, a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary;

        (2)    in cash and Temporary Cash Investments;

        (3)    in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

        (4)    in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (5)    in CTR to the extent pursuant to and in compliance with the Restructuring Termsheet, the Support Agreement and the Intercreditor Agreement;

        (6)    through the holding of funds in the Company Accounts and Disbursement Accounts and investments comprised of notes payable, or stock or other securities issued by Account Debtors to the Company pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by the Company does not exceed

Cdn$1,000,000; provided further that the Company may hold the investments in paragraphs (7) and (8) immediately below and the amount of such investments shall be excluded from determining such Cdn$1,000,000 amount;

        (7)    in notes payable or stock or other securities issued by Telmex Argentina to the Company from time to time pursuant to negotiated agreements with respect to settlement of Telmex Argentina's Accounts in the ordinary course of business; and

        (8)    in notes payable or stock or other securities issued by any Account Debtor to the Company pursuant to negotiated agreements with respect to settlement of Accounts and which are insured by insurance or guaranteed by letters of credit or letters of guarantee.

        "Permitted Liens" means the following encumbrances: (a) Liens for Taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics', landlords' or similar Liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures and/or real estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to inventory; (f) pledges or deposits of money securing letters of credit or letters of guarantee obtained in the ordinary course of business and not in connection with Indebtedness for money borrowed; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Company is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (j) Liens presently existing or hereinafter created securing the Emergency Credit Facility; (k) Liens presently existing or hereinafter created in favour of EDC and/or IADB securing the CTR Guarantee or presently existing in favour of EDC and/or IADB securing the CTR Facility; (l) Liens in existence on the date hereof; (m) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by the Company or its Restricted Subsidiaries in the ordinary course of business, involving the Incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than Cdn$500,000 outstanding at any one time for all such Liens; provided that such Liens attach only to the assets subject to such Indebtedness and such Indebtedness is Incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets; (n) Liens created after the date hereof in connection with purchase money Indebtedness with respect to Inventory acquired by the Company or its Restricted Subsidiaries in the ordinary course of business, involving the Incurrence of an aggregate amount of Indebtedness (and proceeds of such assets) of not more than $2,000,000 outstanding at any one time for all such Liens; provided that such Liens attach only to the assets subject to such purchase money Indebtedness and such Indebtedness is Incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets; (o) Liens permitted in accordance with the Restructuring Term Sheet; (p) Liens created after the date hereof and ranking pari passu with any Liens created in favour of the Debentureholders, the Collateral Agent, the Trustee, or the CTR Lenders, in favour of EDC as security for any Indebtedness of the Company or any of its Restricted Subsidiaries to EDC pursuant to the performance guarantee program of EDC; and (q) the Subordination Pledge (as defined in the Intercreditor Agreeement);

        "Person" includes an individual, corporation, company, partnership, limited liability company, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

        "PIK Debenture" means a Debenture issued on account of interest due on Debentures pursuant to Section 2.1(c);

        "PPSA" means the Personal Property Security Act (Ontario) as amended;

        "Record Date" means, with respect to the payment of interest, April 1 and October 1 in each year;

        "Redemption Date" has the meaning ascribed thereto in Section 3.2;

        "Redemption Price", for a Debenture, means, either the Mandatory Redemption Price or the Optional Redemption Price, as the case may be;

        "Registration Rights Agreements" means those agreements among the Company, the Trustees, or one or more Beneficial Holders, providing for registration rights in Canada and the U.S.;

        "Regulation S" means Regulation S under the U.S. 1933 Act;

        "Regulation S Temporary Global Debentures" means Debentures initially sold outside the United States in reliance on Regulation S, represented by a single temporary global debenture registered in the name of the Depositary (or any nominee of the Depositary) the form of which shall be substantially in the form of Exhibit C hereto;

        "Responsible Officer", when used with respect to either Trustee, means any officer or other employee within its corporate trust and agency group, including any vice president, managing director, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, or any other officer or other employee of such Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or other employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject.

        "Restricted Debentures" means (i) the Regulation S Temporary Global Debentures and (ii) the Restricted Fully Registered Debentures;

        "Restricted Fully Registered Debentures" has the meaning ascribed thereto in Section 2.6;

        "Restricted Investments" means any Investment other than a Permitted Investment;

        "Restricted Payments" means (i) dividends (other than dividends payable solely in Common Shares) and other distributions on the share capital of the Company; (ii) any repurchases of the Company's share capital; (iii) the making of any principal payment on or the purchase, defeasance, repurchase, redemption, other acquisition or retirement for value, pursuant to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any subordinated Indebtedness (other than payment of the CTR Guarantee Maximum (as defined in the Intercreditor Agreement) after the end of the CTR Lenders' Standstill Period (as defined in the Intercreditor Agreement)); and (iv) forgiveness of any Indebtedness owing to the Company or any Restricted Subsidiary by any affiliate of the Company or any Restricted Subsidiary, other than Indebtedness owing from CTR to the Company;

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary;

        "Restructuring Termsheet" means the SR Telecom — Amended and Restated Principles of Restructuring term sheet dated May 10, 2005 entered into between the lenders under the Emergency Credit Facility, the Company, IADB, EDC and CTR, attached hereto as Exhibit D;

        "Rights Offering" means the first offering following the Exchange Offer to be made by the Company to its holders of Common Shares of rights to acquire additional Common Shares of the Company;

        "Rights Offering Record Date" means the record date set by the Company for the Rights Offering;

        "Security Agreement" means collectively (i) the "Deed of Hypothec to Secure Debentures" bearing formal date August 22, 2005 (as the same may from time to time be amended, restated, modified or supplemented, the "Deed of Hypothec") between the Company and Computershare Trust Company of Canada, as Trustee and the therein defined "Fondé de Pouvoir" (for the purposes of the present paragraph, the "Quebec Trustee"), (ii) the general security agreement of even date herewith by and between the Company, Computershare Trust Company of Canada and others and (iii) all other agreements and/or documents now or hereafter entered into between the Company and the Quebec Trustee creating and/or with respect to any Liens, security interests, hypothecs and/or rights in and against any of the Company's present and future property, in general, and the Collateral and/or the Mortgaged Properties, in particular, as the same may from time to time be amended, restated, modified or supplemented;

        "Shareholders' Equity" means the shareholders' equity of the Company as determined by GAAP;

        "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement dated as of August 22, 2005 by and among the Company and the parties specified on the signature pages thereof;

        "Specified Amount of Rights Offering Proceeds" means that amount equal to 50% of the net proceeds to the Company from the Rights Offering in excess of $25,000,000 multiplied by the Specified Percentage of Rights Offering Proceeds;

        "Specified Percentage of Rights Offering Proceeds" means a percentage equal to 100 multiplied by a fraction, of which the numerator is all obligations owing under this Indenture, and of which the denominator is all obligations owing under the CTR Facility plus all obligations owing under this Indenture;

        "SR Group" means collectively the Company and its Subsidiaries and means individually any one of them;

        "Stated Maturity Date" means October 15, 2011;

        "Stock" means "Securities" (as defined in the PPSA) as well as all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common shares, preferred shares or any other "equity security";

        "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner;

        "Successor Company" has the meaning ascribed thereto in Section 10.1;

        "Support Agreement" has the meaning ascribed thereto in the Restructuring Termsheet;

        "Tax" and "Taxes" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments (ordinary or extraordinary), withholdings and other charges of any nature (including income, capital gains, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges;

        "Temporary Cash Investments" means any of the following:

(1)
any investment in direct obligations of the United States or America or Canada or any agency thereof or obligations guaranteed by the United States of America or Canada or any agency thereof;

(2)
investments in demand accounts, in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or Canada or any Province thereof, and which bank or trust company has capital, surplus and undivided profits aggregating is excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated

  "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)
repurchase obligations with a term of not more that 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)
investments in commercial paper, maturing not more that 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or Canada with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

(5)
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's;

        "Total Offer Price" has the meaning ascribed thereto in Section 5.20;

        "Trading Day" means, with respect to an Exchange, any day on which such Exchange is open for trading or quotation;

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended;

        "Trustees" means (a) The Canadian Trustee in its capacity as (i) co-trustee on behalf of the Debentureholders hereunder and (ii) the "Fondé de Pouvoir" of the Debentureholders for the purposes of holding hypothecs over and against all of the company's present and future property, in general, and the Collateral and the Mortgage Properties, in particular, securing payment of the "Debenture Indebtedness" (as defined in the Security Agreement) as envisaged by Article 2692 of the Civil Code or, in both cases, its successors appointed pursuant to Section 13.4(a) hereof; and (b) the U.S. Trustee in its capacity as co-trustee on behalf of the Debentureholders hereunder, and "Trustee" means either one of them;

        "Unrestricted Global Debentures" has the meaning ascribed thereto in Section 2.6(a)(ii), the form of which shall be substantially in the form of Exhibit E hereto;

        "Unrestricted Subsidiary" means:

(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary;

in each case unless and until such Subsidiary is designated a Restricted Subsidiary for purposes of this Indenture. As of the date hereof, the only Unrestricted Subsidiaries are: (a) CTR, (b) Rurales Telecomunicaciones Chile S.A., (c) CTR Chile Networks S.A., (d) SR (BV) Holdings Limited, (e) CTR Holdings Limited, and (f) Servicios Rurales de Telecomunicaciones S.A. (Chile).

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any capital stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted as an "Investment" under Section 5.11;

        The Board of Directors of the Company may designate any Unrestricted Subsidiary (other than CTR) to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 5.9 and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions;

        "U.S. 1933 Act" means the United States Securities Act of 1933, as amended;

        "U.S. 1933 Act Legend" has the meaning ascribed thereto in Section 2.17;

        "U.S. Person" has the meaning ascribed thereto in Rule 902(k) under the U.S. 1933 Act;

        "Wholly Owned Subsidiary" means a Restricted Subsidiary, all the capital stock of which is owned by the Company or one or more Wholly Owned Subsidiaries; and

        "Written Direction of the Company" means any order, request, direction or other instrument in writing made pursuant to this Indenture signed in the name of the Company by the President or by the Chief Financial Officer of the Company, each in his capacity as an officer of the Company.

1.2   Meaning of "Outstanding"

        Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled, converted or redeemed or delivered to the Trustee for cancellation, or monies for the payment or redemption thereof shall have been set aside under Section 3.4 or Section 9.2, or in the case of Section 3.1, the Company has effected the redemption, as the case may be, provided that:

  (a)
  Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

  (b)
  when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only the new Debenture shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

  (c)
  for the purposes of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or any Subsidiary shall be disregarded (and Debentures owned by any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be disregarded) except that:

  (i)
  for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Debentureholders present or represented at any meeting of Debentureholders only the Debentures which the Trustee knows are so owned shall be so disregarded; and

  (ii)
  Debentures so owned which have been pledged in good faith other than to the Company or a Subsidiary shall not be so disregarded if the pledgee shall establish to the reasonable satisfaction of the Trustee that the pledgee's right to vote such Debentures, sign consents, requisitions or other instruments or take such other action in his discretion is free from the control of the Company or any Subsidiary.

    Notwithstanding any applicable law or rule, Debentures owned on the date of execution hereof by accounts or funds which are managed by or over which control or direction is exercised by DDJ Capital Management LLC shall not be disregarded so long as such Debentures are owned by accounts or funds which are managed by or over which control or direction is exercised by DDJ Capital Management LLC. Provisions deemed included in this Indenture pursuant to TIA Section 316(a) are hereby expressly excluded to the extent inconsistent with this Section 1.2 and it is the express intent of the parties, that in the event of a direct or indirect conflict between the terms of this Section 1.2 and section 316(a) of the TIA or any term or provision deemed to be included in this Indenture or the Debentures pursuant thereto, the terms of this Section 1.2 shall govern and control.

1.3   Interpretation

        In this Indenture:

  (a)
  words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

  (b)
  all references to Articles and Exhibits refer, unless otherwise specified, to articles of and exhibits of this Indenture;

  (c)
  all references to Sections, subsections or clauses refer, unless otherwise specified, to sections, subsections or clauses of this Indenture and references to subsections or clauses refer to paragraphs in the same section as the reference, or clauses in the same subsection as the reference;

  (d)
  words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

  (e)
  any reference to any statute or other legislation shall be deemed to be a reference to such legislation as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.4   Headings Etc.

        The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5   Day not a Business Day

        Whenever any payment to be made hereunder shall be stated to be due, any period of time would begin or end, any calculation is to be made or any other action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made, and such other action shall be taken on the next succeeding Business Day and no Debentureholder shall be entitled to any further interest or other payment in respect of such delay.

1.6   Applicable Law

        This Indenture and the Debentures shall be governed by and construed in accordance with the procedural and substantive laws of the Province of Ontario, and the laws of Canada applicable therein, and shall be treated in all respects as Ontario contracts and the Company, the Trustee and the Debentureholders irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

1.7   Monetary References

        Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8   Invalidity, Etc.

        Each of the provisions contained in this Indenture or the Debentures is distinct and severable and any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9   Language

        Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the forms of Debentures attached hereto, be drawn up in the English language only. Chacune des parties aux présentes reconnaît par les présentes qu'elle a demandé et consent à ce que le present acte de fiducie et tous les documents s'y rattachant, notamment la formule de debenture jointe aux présentes, ne soient rédigés qu'en anglais.

1.10 Successors and Assigns

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

1.11 Time of the Essence

        Time shall be of the essence in all respects hereof and of the Debentures.

1.12 Intercreditor Agreement

        This Indenture is subject to the terms and conditions of the Intercreditor Agreement. Notwithstanding any provision of this Indenture, if Debentureholders are otherwise entitled to take action independently of the Trustees hereunder or otherwise, they may not take any such action that would be prohibited under the terms of the Intercreditor Agreement.

1.13 Incorporation by Reference of Trust Indenture Act

        This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture, except to the extent specified herein. The following TIA terms have the following meanings:

        "indenture securities" means the Debentures;

        "indenture security holder" means a Debentureholder or a Holder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the U.S. Trustee; and

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statue or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II
THE DEBENTURES

2.1   Terms of Debentures and Interest

  (a)
  The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited as to amount, provided, however, that Debentures may be issued only (i) pursuant to the Exchange Offer; (ii) in exchange for 8.15% Debentures purchased by the Company outside of the Exchange Offer on the same economic terms as provided for in the Exchange Offer; or (iii) on account of interest payable on the Debentures in accordance with Section 2.1(c).

    The Debentures shall be designated as "10% Secured Convertible Debentures due October 15, 2011". The Debentures shall be dated as of (i) August 22, 2005 or (ii) the date such Debentures are issued. The Debentures, including, for greater certainty, the PIK Debentures, shall mature on the Maturity Date.

  (b)
  Subject to Section 2.1(e) and (f), each Debenture will bear interest at the rate of 10% per annum until maturity. Interest shall be payable semi-annually, in arrears, on an Interest Payment Date, commencing on April 15, 2006; provided that interest on PIK Debentures will begin to accrue on the respective date the PIK Debentures in question are issued. The first payment of interest in respect of the Debentures will be such interest as has accrued from the date of the issuance of the Debentures to the next occurring Interest Payment Date. Thereafter, the interest payable will be determined from the most recent Interest Payment Date on which interest shall have been paid or made available for payment.

    Interest on the Debentures shall accrue from day to day, shall compound semi-annually and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year and shall be payable: (i) in cash, by cheque or electronic transfer of funds in lawful money of Canada; (ii) by the issue of PIK Debentures; or (iii) a combination thereof pursuant to section 2.1(c). The Company shall forward cash interest payments to the Trustees in accordance with Section 2.14.

  (c)
  Subject to subsection (d) of this Section 2.1 and Section 2.18, at the option of the Company and upon 10 Business Days prior written notice, the Company may satisfy, in whole or in part, its obligations to pay interest on the Debentures on any Interest Payment Date by issuing PIK Debentures, the principal amount of which will be equal to the amount of interest payable on the Debentures on the relevant Interest Payment Date less any interest then paid in cash. The PIK Debentures will have the same Maturity Date and interest rate as the Debentures. The terms of the PIK Debentures will otherwise be identical to the terms of the Debentures. Issuance and delivery of PIK Debentures in accordance with this Section 2.1 shall constitute full payment of the corresponding amount of interest on the Debentures;

  (d)
  Notwithstanding subsection (c) of this Section 2.1, the Company may not issue PIK Debentures in respect of accrued interest on any Debenture upon:

  (i)
  the occurrence of the Maturity Date;

  (ii)
  redemption pursuant to Section 3.1 or a purchase under Section 5.20;

  (iii)
  conversion pursuant to Article IV; or

  (iv)
  the occurrence and continuance of a Default.

  (e)
  Each PIK Debenture is a separate debt obligation and shall be governed by, and entitled to the benefits of, this Indenture, shall rank pari passu with and be subject to the same terms as all other Debentures and shall have the benefit of all Liens securing the Debentures. The Company shall execute and deliver to the Trustees a Global Debenture to evidence aggregate PIK Debentures issued on each applicable Interest Payment Date with regard to the outstanding Global Debentures, and the Company shall execute and deliver to the Trustee Fully Registered Debentures to evidence PIK Debentures issued on each applicable Interest Payment Date with regard to outstanding Fully Registered Debentures. Each such Global Debenture shall be in the principal amount of the aggregate PIK Debentures issued with regard to the outstanding Global Debentures, and each such Fully Registered Debenture shall be in the principal amount of the PIK Debenture, issued on and dated as of the applicable Interest Payment Date. Each PIK Debenture shall represent the obligation of the Company to pay the amount of such PIK Debenture.

  (f)
  The Company shall pay interest (including Bankruptcy Interest in any proceeding under the Insolvency Laws) both before and after judgment, at a rate of 12% per annum (the "Default Rate"): (i) upon a default in the payment of interest or any other amount due under this Indenture or the Debentures, on such overdue amounts, (ii) from and after the occurrence of an Event of Default; and (iii) upon a failure by the Company to pay liquidated damages when due under any Registration Rights Agreement and such failure to pay is not remedied within the relevant time period, if any, provided for in such agreement; provided that the Default Rate shall be calculated on a daily basis from the date of the default referred to in paragraphs (i) through (iii) hereof, for so long as such amount remains overdue or such Event of Default or default remains outstanding, as the case may be, and on the basis of a year of 365 days or 366 days in a leap year. Such interest shall be payable by the Company upon demand by Trustees and shall compound semi-annually.

  (g)
  If any provision of this Indenture or any of the Debentures would obligate the Company to make any payment of interest or other amount payable to the Trustees or Debentureholders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Trustees or Debentureholders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Trustees or Debentureholders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid on the Debentures; and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Trustee or Debentureholders which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Any amount or rate of interest referred to in this Section 2.1(g) shall be determined in accordance with GAAP as an effective annual rate of interest over the term that any Debenture remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date hereof to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Trustees or Debentureholders shall be conclusive for the purposes of such determination.

2.2   Form and Signature of Debentures

        The Debentures may be issued in any denomination; provided, however, that to the extent possible, Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. The Debentures and the certificate of the Trustees endorsed thereon shall be in substantially the forms set forth in Exhibits A, C and E hereto. The Debentures shall bear such distinguishing letters and numbers as the Trustee may approve.

        The Debentures may be typewritten, electronically reproduced, engraved, printed or lithographed, or partly in one form and partly in another, as the Company may determine and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements as may be required to comply with any applicable law or with any applicable rules or regulations pursuant thereto, including those under Applicable Securities Legislation or the Exchange, or as may be required by the Depositary.

        The Debentures shall be under the seal of the Company (or a reproduction thereof which shall be deemed to be the seal of the Company) and shall be signed (either manually or by facsimile signature) by the President or the Chief Financial Officer and any vice-president of the Company. A facsimile signature upon any of the Debentures shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. Notwithstanding that any Person whose signature, either manual or in facsimile, may appear on the Debentures is not, at the date of this Indenture or at the date of the Debentures or at the date of the certifying and delivery thereof, the holder of the office indicated, any such Debentures shall be valid and binding upon the Company and entitled to the benefits of this Indenture.

2.3   Issuance of Debentures

        Any Debentures issued shall be delivered to the Trustees and shall be certified by the Trustees and delivered to or to the order of the Company pursuant to a Written Direction of the Company without the Trustees receiving any consideration therefor.

2.4   Certification

        No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the Holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in one of the forms set out in Exhibits A, C or E hereto or in some other form approved by the Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued and is a valid obligation of the Company and that the Holder is entitled to the benefits hereof.

        The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustees as to the validity of this Indenture or of the Debentures or as to the issuance of the Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures shall, however, be a representation and warranty by the Trustee that the Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.5   Debentures to Rank Pari Passu

        The Debentures will be direct secured obligations of the Company and may be issued in such amounts, to such Persons and on such terms not inconsistent with Sections 2.1(a) and 2.2, as the Directors may determine. Each Debenture, as soon as issued or negotiated and certified by the Trustee shall, subject to the terms hereof, be equally and proportionately entitled to the benefits hereof as if all of the Debentures had been issued and negotiated simultaneously.

2.6   Global Debentures

  (a)
  Except as described in Section 2.8, the Debentures shall be issued as one or more Global Debentures. The Global Debentures shall be registered in the name of the Depositary (or any nominee of the Depositary) and shall represent an aggregate amount equal to the principal amount of the outstanding Debentures other than those represented by Fully Registered Debentures. The Global Debentures shall be issued either as Regulation S Temporary Global Debentures or Unrestricted Global Debentures.

  (i)
  Debentures offered and sold outside of the United States in reliance on Regulation S shall be represented by a Regulation S Temporary Global Debenture. Beneficial interests in each Regulation S Temporary Global Debenture may be held only through a Depositary Participant located outside the United States.

  (ii)
  Not earlier than the Exchange Date, interests in each Regulation S Temporary Global Debenture shall be exchangeable for interests in the related permanent global debenture (an "Unrestricted Global Debenture"). On or after the Exchange Date, the Trustees or other registrar shall instruct the Depositary to reduce the principal amount of the Regulation S Temporary Global Debenture and increase the principal amount of the Unrestricted Global Debenture by the principal amount of the beneficial interests in the Regulation S Temporary Global Debenture, and to credit or cause to be credited to the account of each Depositary Participant holding a beneficial interest in the Regulation S Temporary Global Debenture a beneficial interest in the Unrestricted Global Debenture having a principal amount equal to the reduction in the principal amount of the beneficial interest in the Regulation S Temporary Global Debenture held by such Depositary Participant.

  (iii)
  Upon the exchange of the entire principal amount of a Regulation S Temporary Global Debenture for beneficial interests in an Unrestricted Global Debenture, the Trustees shall cancel such Regulation S Temporary Global Debenture in accordance with the Trustees' policies in effect from time to time.

  (iv)
  No interest in the Regulation S Temporary Global Debentures may be held by or transferred to a U.S. Person.

  (b)
  With respect to the Global Debentures, the Company shall cause to be kept by the Trustees and at the Designated Office, a register in which shall be entered the name and address of the Debentureholder of each such Global Debenture (being the Depositary, or its nominee, for such Global Debenture) as Debentureholder thereof and particulars of the Global Debenture held by it, and of all transfers thereof.

  (c)
  The Global Debentures shall bear a legend substantially to the following effect:

    "THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."

  (d)
  Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred except in whole by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee or as otherwise specified in a resolution of the Board of Directors on behalf of the Company, an Officers' Certificate or, for greater certainty, in accordance with subsection (f) of this Section 2.6.

  (e)
  Each Depositary designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depositary has its principal offices.

  (f)
  A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depositary (or the nominee thereof) for Global Debentures if:

  (i)
  the Depositary for the Global Debenture (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) ceases to be eligible to be a Depositary under Section 2.6(e), provided that the Company has not appointed a successor Depositary for such Global Debenture within 45 days after becoming aware of (A) or (B);

  (ii)
  the Company determines, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debenture and has communicated such determination to the Trustee on 45 days notice in writing;

  (iii)
  the Trustee has determined that an Event of Default has occurred and is continuing, provided that at the time of such exchange the Trustee has not waived the Event of Default pursuant to Section 8.3, and provided further that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures outstanding advise the Depositary in writing, through the Depositary Participants, that the Beneficial Holders wish to terminate the book-entry only registration system for the Debentures;

  (iv)
  if required by applicable law; or

  (v)
  if the book-entry only registration system ceases to exist or the Depositary System of the Depositary ceases to exist.

  (g)
  With respect to the Global Debentures, unless and until Fully Registered Debentures have been issued to Beneficial Holders:

  (i)
  the Company and the Trustees may deal with the Depositary for all purposes (including paying interest on the Debentures either in cash or by the issuance of PIK Debentures) as the sole Holder of such Debentures and the authorized representative of the Beneficial Holders who hold interests in such Debentures;

  (ii)
  the rights of such Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants;

  (iii)
  the Depositary will make book entry transfers between Depositary Participants; and

    (iv)
    whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depositary shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or Depositary Participants, and has delivered such instructions to the Trustee.

  (h)
  Whenever a notice or other communication is required to be provided to Debentureholders, unless and until Fully Registered Debentures have been issued to Beneficial Holders, the Trustees shall provide all such notices and communications to the Depositary and the Depositary shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 2.6(f) with respect to Debentures issued hereunder, the Trustees shall notify all applicable Beneficial Holders, through the Depositary, of the availability of definitive Debenture certificates. Upon surrender by the Depositary of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depositary, the Trustees shall deliver the definitive Debenture certificates for such Debentures to the Debentureholders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 2.8 and the remaining Sections of this Article II.

  (i)
  Debentures in definitive form issued in exchange for a Global Debenture pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustees, provided that the aggregate principal amount of definitive Debentures is equal to the principal amount of the Global Debenture or Global Debentures so exchanged. The Trustees shall deliver such Debentures to or as directed by the persons in whose names such Debentures are so registered. Upon the exchange of a Global Debenture or Global Debentures for Debentures in definitive form, such Global Debenture or Global Debentures shall be cancelled by the Trustees.

  (j)
  Notwithstanding anything herein or in the terms of the Debentures to the contrary, neither the Company nor the Trustees nor any agent thereof shall have any responsibility or liability for (i) the records maintained by any Depositary relating to any ownership interests or any other interests in the Debentures or the Depositary System maintained by such Depositary, or payments made on account of any ownership interest or any other interest of any Person in any Global Debenture (other than the applicable Depositary or its nominee), (ii) for maintaining, supervising or reviewing any records of any Depositary or any Depositary Participant relating to any such interest, or (iii) any advice or representation made or given by any Depositary and those contained herein and relating to the rules and regulations of any Depositary or any action to be taken by any Depositary on its own direction or at the discretion of any of the Depositary Participants.

2.7   Transferee Entitled to Registration

        The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous Debentureholder, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

2.8   Fully Registered Debentures

  (a)
  Any Fully Registered Debentures issued (i) to an Accredited Investor (a "Restricted Fully Registered Debenture") or (ii) in exchange for a Global Debenture pursuant to Section 2.6 shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more resolutions of the Board of Directors, on behalf of the Company, or in one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any applicable law or with rules or regulations supplemental thereto, including any Applicable Securities Legislation or with any applicable rules or regulations of the Exchange or to conform to general usage, all as may be determined by a Director or officer of the Company executing such Debentures, as conclusively evidenced by their execution of such Debentures. The Trustees shall not be required to ensure compliance with any law or with rules or regulations thereto or with any rules or regulations of the Exchange or securities regulatory authority or to conform to general usage in connection with the issue, transfer or exchange of the Debentures. Each Fully Registered Debenture shall bear such distinguishing letters and numbers as the Trustees shall approve.

  (b)
  With respect to (i) Restricted Fully Registered Debentures and (ii) Fully Registered Debentures in definitive form issued in exchange for a Global Debenture pursuant to Section 2.6, the Company shall cause to be kept by the Trustee at the Designated Office, registers in which shall be entered the names and addresses of the Debentureholders of Restricted Fully Registered Debentures and Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of such Debentures. Such registration shall be noted on the Debentures by the Trustees or other registrar unless a new Debenture shall be issued upon such transfer.

  (c)
  No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 2.8(b) by the registered Debentureholder or such Debentureholder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustees or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustees and upon compliance with such other reasonable requirements as the Trustees or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustees or other registrar.

  (d)
  In the event of a partial transfer or a partial redemption of a holding of Fully Registered Debentures represented by one Fully Registered Debenture, a Fully Registered Debenture shall be issued to the transferee in respect of the part transferred and a new Fully Registered Debenture in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the Holder, as applicable. The cost of preparing, printing, packaging and delivering the Fully Registered Debentures shall be borne by the Company.

2.9   Charges for Registration, Transfer and Exchange

        For each Debenture exchanged, registered, transferred or discharged from registration, the Trustees or other registrar, except as otherwise provided herein, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Trustees and the Company from time to time) and payment of such charges and reimbursement of the Trustees or any other registrar for any stamp taxes or governmental or other charges required to be paid in respect of such exchange, registration, transfer or discharge from registration shall be made by the Company as a condition precedent thereto. For greater certainty, no charge shall be made to any Debentureholder hereunder for any exchange of a Global Debenture as contemplated in Section 2.6(f), for any exchange of any Debenture resulting from a redemption or purchase pursuant to Article III or Section 5.20, or for any conversion of any Debenture pursuant to Article IV.

2.10 Registers Open for Inspection

        The registers referred to in Sections 2.6(b) and 2.8(b) shall at all reasonable times during regular business hours be open for inspection by the Company, the Trustees or any Debentureholder. Every registrar, including the Trustees, shall from time to time when requested so to do by the Company or by the Trustees, in writing, furnish the Company or the Trustees, as the case may be, with a list of names and addresses of registered Debentureholders entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such Debentureholder provided the Trustees shall be entitled to charge a reasonable fee to provide such a list.

2.11 Closing of Registers

        Neither the Company nor the Trustees nor any registrar shall be required to:

  (a)
  make transfers or exchanges or accept conversions of Debentures during the period from a Record Date to and including the first Interest Payment Date thereafter; or

  (b)
  make transfers or exchanges of any Debentures which have been selected or called for redemption including, without limitation, during the 15 calendar day period preceding the date fixed for such redemption unless upon due presentation thereof for redemption such Debentures shall not have been redeemed.

2.12 Persons Entitled to Payment

  (a)
  The Person in whose name any Debenture shall be registered shall be deemed and regarded as the owner thereof for all purposes of this Indenture. Subject to Section 2.14, payment of or on account of the principal of such Debenture shall be made only by cheque payable to or to the order of such Holder thereof. Payment of or on account of interest on such Debentures shall be made, subject to Sections 2.1(d) and 2.14, only by (i) payment in cash, by certified cheque or electronic transfer of funds in lawful money of Canada; (ii) on any Interest Payment Date prior to the Maturity Date by the issuance of PIK Debentures; or (iii) a combination thereof pursuant to Section 2.1(c). Any such payment or issue of PIK Debentures shall be a good and valid discharge to the Trustees, any registrar, any paying agent and the Company for the amounts so paid. Payments on, or the issuance of PIK Debentures in respect of, any Global Debentures registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of such Global Debentures. The forwarding of any cheque or PIK Debentures, as the case may be, in the appropriate amount in accordance with Section 2.1 shall satisfy and discharge the liability on such Debentures to the extent of the sum or sums represented thereby unless, in the case of payment by cheque, such cheque is not paid on presentation; provided that in the event of the non-receipt of a cheque or PIK Debenture by a Holder, or the loss or destruction thereof, the Company, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity reasonably satisfactory to it, shall issue to such Holder a replacement cheque for the amount of such cheque or a replacement PIK Debenture, as the case may be.

  (b)
  The Holder of any Debenture shall be entitled to the rights, including for payment, evidenced by such Debenture free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof, and all Persons may act accordingly and a transferee of a Debenture shall, after an appropriate form of transfer is lodged with the Trustees or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by any conditions contained in such Debenture or by applicable law, be entitled to be entered on any of the appropriate registers as the owner of such Debenture, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof, except for equities the Company is required to take notice of by statute or by order of a court of competent jurisdiction.

  (c)
  Delivery to the Company by a Debentureholder of a Debenture in surrender for payment in full or a receipt of such Holder for any payment, shall be a good and valid discharge to the Company, which shall not be bound to enquire into the title of such Holder, save as ordered by a court of competent jurisdiction or as required by statute. None of the Company, the Trustees nor any registrar shall be bound to take notice of or see to the execution of any trust (other than as created by this Indenture) in respect of any Debenture whether express, implied or constructive nor be affected by notice of any equity that may be subsisting in respect thereof and may transfer the same on the direction of the Person registered as Holder, including the Depositary, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

  (d)
  Where Debentures are registered in more than one name, failing written instructions from all such Holders to the contrary: (i) in the case of the issuance of PIK Debentures, the PIK Debentures will be registered in the same names; and (ii) in the case of a payment by cheque, the cheque shall be payable to all such Holders; and (iii) in the case of conversion, Common Shares shall be issued in the joint names of all such Holders, and such issuance or payment shall be a good and valid discharge to the Trustees, any registrar, the Company and any paying agent. In the case of the death of one or more joint holders, any payments on the Debentures may be paid, and any PIK Debentures or Common Shares issued, as the case may be, to the survivor or survivors of such Holders whose receipt therefor shall constitute a good and valid discharge to the Trustee, any registrar, the Company and any paying agent.

2.13 Taxes

  (a)
  The Company will make any withholdings or deductions in respect of Taxes required by law or by the interpretation or administration thereof and shall remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law and will from time to time pay or cause to be paid all other Taxes and government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets, capital and undertaking or any part thereof or upon the income and profits of the Company as and when the same become due and payable, and will exhibit or cause to be exhibited to the Trustees when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Company shall have the right to contest in good faith by legal proceedings any such Taxes and government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Company and not disadvantageous in any material respect to any Debentureholder or Beneficial Holder (collectively referred to in this Section 2.13 as "Tax Indemnitees").

  (b)
  Except as required by law, any and all payments by the Company hereunder shall be made, in accordance with this Section 2.13, free and clear of and without deduction for any and all present or future Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (excluding Taxes imposed on or measured by the net income or profit of a Tax Indemnitee by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof, but including withholdings and deductions applicable to additional sums payable under this Section 2.13), each Tax Indemnitee shall receive an amount equal to the sum it would have received had no such withholdings or deductions been made. Within thirty (30) days after the date of any payment of Taxes, the Company shall furnish to the Trustees the original or a certified copy of a receipt evidencing payment thereof.

  (c)
  In addition, the Company agrees to pay any present or future Taxes that arise from any payment made under this Indenture or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Indenture, any Debenture or any other agreements and instruments contemplated hereby or thereby (excluding Taxes imposed on or measured by the net income or profit of a Tax Indemnitee by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof, but including any such Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 2.13). Each Tax Indemnitee agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 2.13(c), it shall notify the Company thereof.

  (d)
  The Company shall indemnify each Tax Indemnitee for the full amount of the Taxes referred to in this Section 2.13 (except for Taxes imposed on or measured by the net income or profit of a Tax Indemnitee by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof, other than any such

    Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 2.13) paid or payable or alleged to be paid or payable by such Tax Indemnitee and any liability (including for greater certainty all penalties, interest and other amounts constituting Taxes and all legal, accounting or other costs and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within ten (10) days after the date the party seeking indemnification makes written demand therefor.

  (e)
  Each Tax Indemnitee shall act reasonably and in good faith with respect to the exercise of any rights to claim any reduction in its liability for any tax (a "Tax Saving"), as a result of any deduction, tax credit or other tax benefit for any Tax which the Company has paid or for which the Company has paid an indemnity pursuant to this Section 2.13 or to obtain a refund of any such Tax (a "Refund"), provided that each Tax Indemnitee shall have an absolute discretion as to the time at which and the order and manner in which it realizes or utilizes any Tax deduction, credit or other benefit and shall not be obliged to arrange its business or its affairs in any particular way in order to be eligible for any such deduction, credit or benefit or to claim any such Refund.

  (f)
  If and to the extent that a Tax Indemnitee determines in good faith, but in its sole discretion, (i) that it has actually realized any Tax Saving as a result of any deduction, tax credit or other tax benefit for any Tax which the Company has paid or for which the Company has paid an indemnity pursuant to this Section 2.13, or (ii) that it has actually received a Refund of any such Tax, then provided such Tax Indemnitee may do so without adversely affecting its right to retain such Tax Saving or Refund, and provided that no Default or Event of Default has occurred and is continuing, such Tax Indemnitee shall pay to the Company within sixty (60) days of such determination an amount equal to the lesser of (x) the amount of such Tax Saving or Refund, as the case may be, minus the net amount of all Taxes payable by such Tax Indemnitee with respect to the receipt or accrual of such Refund or Tax Saving, or (y) the amount of the Tax or indemnity payment previously paid by the Company with respect to such amount, provided that such Tax Indemnitee shall not thereby be in a less favourable position than it would have been in if the Tax or indemnity had not been required to be paid. Any additional Tax that is imposed on a Tax Indemnitee as a result of the disallowance, loss, unavailability, recapture or reduction of any Tax Saving or Refund for which such Tax Indemnitee made a payment to the Company pursuant to this Section 2.13(f) shall be treated as a Tax for which the Company is required to indemnify such Tax Indemnitee pursuant to this Section 2.13 without regard to the exclusion in parentheses in Sections 2.13(b), (c) and (d).

  (g)
  A written statement of a Tax Indemnitee as to the availability and/or amount of any Tax Saving or Refund or any additional Tax referred to in Section 2.13(f) shall be final and conclusive, except for any manifest error, and no Tax Indemnitee shall be obliged under any circumstances to disclose any information or documents regarding its business, affairs or Tax computation.

2.14    Debt Accounts

        Except as may otherwise be provided in this Indenture, payments of cash amounts due in respect of the Debentures will be made in the following manner. The Trustees will establish and maintain for the residual benefit of the Company, Debt Accounts for the Debentures. Such Debt Accounts shall be maintained by and be subject to the control of the Trustees for the purposes of this Indenture. On or before 11:00 a.m. (Eastern time) on the Business Day immediately prior to any date on which an amount is due and payable in respect of Debentures outstanding from time to time under this Indenture, the Company will deposit in the Debt Accounts an amount sufficient to pay the amount payable in respect of such Debentures (including the principal amount, if any, together with any accrued and unpaid interest (that is not being satisfied through the issuance of PIK Debentures), payable thereon, provided the Company may elect to satisfy this requirement by an electronic funds transfer of such sums of money for value received on the Business Day immediately prior to the date on which such sums are due and payable. The Trustees, on behalf of the Company, will pay to each Debentureholder entitled to receive payment the principal amount of and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at the Designated Office. The deposit or making available of such amounts to the applicable Debt Account will satisfy and discharge the liability of the Company for the Debentures to which the deposit or making available of funds relates only to the extent of the amount deposited or made available and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such Debentureholder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which it is entitled.

2.15    Mutilation, Loss, Theft or Destruction

        In case any of the Debentures shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustees shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustees and shall be entitled to the benefits of this Indenture equally with all other Debentures issued or to be issued hereunder without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Trustees such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

        In case any mutilated, lost, stolen or destroyed Restricted Fully Registered Debenture has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of this Indenture, the Company in its discretion may, instead of issuing a new Restricted Fully Registered Debenture, pay, redeem or purchase such Restricted Fully Registered Debenture, as the case may be.

2.16    Denomination of Debentures

        Debentures, other than Global Debentures, of any denomination may be exchanged without cost for Debentures of any other authorized denomination or denominations of an equivalent aggregate principal amount and bearing the same issue date, Stated Maturity Date, interest rate and other terms. Any exchange of Debentures shall be made at the Designated Offices. The Company shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. Any and all Debentures tendered for exchange shall be surrendered to the Trustees and shall be cancelled.

        Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

2.17    U.S. 1933 Act Legend on the Debentures

  (a)
  U.S. 1933 Act Legend.    The Restricted Debentures issuable in accordance with this Indenture will be issued pursuant to an exemption from registration under the U.S. 1933 Act. All such Debentures, as well as all Debentures issuable pursuant to the terms thereof issued in exchange for or in substitution of the foregoing securities shall bear the following legend (the "U.S. 1933 Act Legend"):

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SR TELECOM INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN

    EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

    For the avoidance of doubt, the Unrestricted Global Debenture shall not bear the U.S. 1933 Act Legend.

  (b)
  Global Debenture Legend.    Each Global Debenture shall bear a legend in substantially the Form set forth in Section 2.6(c).

  (c)
  Regulation S Temporary Global Debenture Legend.    Each Regulation S Temporary Global Debenture shall bear a legend in the following form: THIS DEBENTURE IS A REGULATION S TEMPORARY GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF.

2.18    Certification and Delivery of PIK Debentures

        The Company may from time to time request the Trustees to certify and deliver PIK Debentures by delivering to the Trustees the documents referred to below in this Section 2.18 whereupon the Trustees shall certify such PIK Debentures and cause the same to be delivered in accordance with the Written Direction of the Company referred to below or pursuant to such procedures acceptable to the Trustees as may be specified from time to time by a Written Direction of the Company. Except for the issue date, the terms of the PIK Debentures, including without limitation, the Stated Maturity Date, interest rate and form (i.e., Fully Registered Debentures, Regulation S Temporary Global Debentures or Unrestricted Global Debentures), shall be the same as the terms of the Debentures issued under the Exchange Offer. In certifying such PIK Debentures, the Trustees shall be entitled to receive and shall be fully protected acting upon or in relying upon, unless and until such documents have been superseded or revoked:

  (a)
  a Written Direction of the Company requesting certification and delivery of such PIK Debentures in accordance with the terms of this Indenture and setting forth delivery instructions;

  (b)
  an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of PIK Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

  (c)
  an Officers' Certificate certifying that no Default or Event Default has occurred and is continuing or will exist upon such certification and delivery and that the terms and conditions for the certification and delivery of PIK Debentures have been complied with, subject to the delivery of any documents or instruments specified in such Officers' Certificate.

2.19    Transfers and Exchanges of Restricted Fully Registered Debentures

        If a Holder of a Restricted Fully Registered Debenture wishes to sell or otherwise transfer its Restricted Fully Registered Debenture to a Non-U.S. Person who wishes to take delivery thereof in the form of an interest in the Regulation S Temporary Global Debenture, so long as the book-entry only registration system has not been terminated pursuant to Section 2.6(f) hereof, the Holder may, subject to the rules and procedures of the Depositary, give directions for the Trustees or any registrar to transfer or cause the transfer of the Restricted Fully Registered Debenture for an equivalent beneficial interest in the Regulation S Temporary Global Debenture. Upon receipt by the Trustee or any registrar of (a) instructions given in accordance with the Depositary's procedures from a Depositary Participant directing the Trustee or any registrar to credit or cause to be credited a beneficial interest in the Regulation S Temporary Global Debenture in an amount equal to the amount of the Restricted Fully Registered Debenture to be sold or otherwise transferred, (b) a written order given in accordance with the Depositary's procedures containing information regarding the account of the Depositary Participant located outside the United States to be credited with the increase and the name of the account and (c) a certificate in the form required by the Trustees, given by the Holder of the Fully Registered Debenture, the Trustees or any registrar shall cancel the Restricted Fully Registered Debenture and the Trustees or any registrar shall instruct the Depositary, concurrently with the cancellation, to increase the principal amount of the Regulation S Temporary Global Debenture by the aggregate principal amount of the Restricted Fully Registered Debenture to be so sold otherwise transferred, and to credit or cause to be credited to the account of the Non-U.S. Person specified in the instructions a beneficial interest in the Regulation S Temporary Global Debenture equal to the principal amount of the cancelled Restricted Fully Registered Debenture.

        If a Holder of Restricted Fully Registered Debentures wishes to sell or otherwise transfer such Restricted Fully Registered Debentures (i) pursuant to a Shelf Registration Statement, (ii) pursuant to an exemption from registration provided by Rule 144 under the 1933 Act (if available) or (iii) after the Exchange Date pursuant to Regulation S, and the purchaser of such Debentures wishes to take delivery thereof in the form of an interest in the Unrestricted Global Debenture, so long as the book-entry only registration system has not been terminated pursuant to Section 2.6(f) hereof, the Holder may, subject to the rules and procedures of the Depositary, give directions for the Trustees or any registrar to transfer or cause the transfer of the Restricted Fully Registered Debenture for an equivalent beneficial interest in the Unrestricted Global Debenture. Upon receipt by the Trustee or any registrar of (a) instructions given in accordance with the Depositary's procedures from a Depositary Participant directing the Trustees or any registrar to credit or cause to be credited a beneficial interest in the Unrestricted Global Debenture in an amount equal to the amount of the Restricted Fully Registered Debenture to be sold or otherwise transferred, (b) a written order given in accordance with the Depositary's procedures containing information regarding the account of the Depositary Participant to be credited with the increase and the name of the account and (c) either (x) a certificate in the form of Exhibit B hereto (in the case of a sale pursuant to a Shelf Registration Statement), (y) such certifications, legal opinions or other information as the Trustees or any registrar may reasonably request (in the case of a sale pursuant to an exemption from registration provided by Rule 144 under the 1933 Act (if available)) or (z) a certificate in the form of Exhibit C hereto, (in the case of a sale pursuant to Regulation S after the Exchange Date), given by the Holder of the Restricted Fully Registered Debenture (or its counsel, in the case of a legal opinion), the Trustees or any registrar shall cancel the Restricted Fully Registered Debenture and the Trustees or any registrar shall instruct the Depositary, concurrently with the cancellation, to increase the principal amount of the Unrestricted Global Debenture by the aggregate principal amount of the Fully Registered Debenture to be so sold or otherwise transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Unrestricted Global Debenture equal to the principal amount of the cancelled Restricted Fully Registered Debenture.

        Restricted Fully Registered Debentures may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the two immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Trustees. In the event that the book-entry only registration system has been terminated pursuant to Section 2.6(f), Restricted Fully Registered Debentures may be exchanged or transferred for unrestricted Fully Registered Debentures, without the U.S. 1933 Act Legend, only in accordance with such procedures as are substantially consistent with the provisions of the two immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Trustees.

        The Trustees or any registrar shall refuse to transfer any transfer of a Restricted Debenture in violation of the foregoing restrictions.

ARTICLE III

REDEMPTION OF DEBENTURES

3.1    Redemption

  (a)
  Mandatory Redemption

    Within five Business Days after the closing of the Rights Offering, the Company shall apply the Specified Amount of Rights Offering Proceeds, if any, to redeem Debentures at a price equal to (i) 95% of the outstanding principal amount of each such Debenture to be redeemed, plus (ii) any accrued and unpaid interest thereon to the date of redemption (the "Mandatory Redemption Price"), provided that the Company shall not be obligated to redeem Debentures to the extent that such redemption would, together with the exchange in Section 4.1(a), reduce the principal amount of outstanding Debentures by more than 25% of the aggregate principal amount of the outstanding Debentures at the time they were issued. The Debentures to be redeemed pursuant to this Section 3.1(a) shall be redeemed from all Holders on a pro rata basis according to the Debentures outstanding at such time in accordance with the principal amount of the Debentures registered in the name of each Debentureholder or in such other manner as the Trustees deem equitable (subject to any necessary regulatory or stock exchange approval). The Holder of any Debenture called for redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered and the Company shall execute and the Trustees shall certify and deliver, at the expense of the Company, such new Debenture or Debentures upon receipt of the Debenture(s) surrendered, or with respect to a Global Debenture, the Depositary shall make notation on the Global Debenture of the principal amount so redeemed.

  (b)
  Redemption at the Option of the Company

    Subject to Section 3.1(a) above, all Debentures issued hereunder shall be redeemable at the option of the Company at any time prior to maturity, in whole but not in part, in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth, at a price (the "Optional Redemption Price") equal to the greater of: (i) the 21 day average trading price of the Common Shares on the Exchange for the 21 Trading Days ending on the Trading Day immediately prior to the date the Company gives notice to the Holders of such redemption notice multiplied by the number of Common Shares into which the Debentures are convertible; and (ii) all amounts owing pursuant to the Debentures and this Indenture as at the date of payment, including, any accrued and unpaid interest thereon to the date of redemption and all fees and disbursements incurred by or on behalf of the Holders or the Trustees to the date of payment.

  (c)
  Unless the context otherwise requires, the word "Debenture" or "Debentures" as used in this Article III shall be deemed to mean or include that part of the principal amount of any Debenture which shall have become subject to redemption pursuant to the provisions hereof.

3.2    Notice of Redemption

        Notice of intention to redeem any Debentures ("Notice of Redemption") shall be given by or on behalf of the Company to the holders of the Debentures which are to be redeemed (a) not less than three Business Days prior to the date fixed for redemption for a redemption under Section 3.1(a), and (b) not less than 21 days prior to the date fixed for redemption for a redemption under Section 3.1(b) (such date fixed for redemption, in each case, the "Redemption Date"), in the manner provided in Section 12.2. The Notice of Redemption shall specify the Redemption Date, the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, and the places of payment, and shall state that Holders of Debentures called for redemption are entitled to exercise the right of conversion contained in Article IV hereof in accordance with the provisions of this Indenture until the last Business Day immediately preceding the Redemption Date and that unless the applicable redemption price of such Debentures is not paid on presentation thereof such Debentures shall cease to accrue interest after the Redemption Date, provided always that the non-receipt of any such Notice of Redemption by any Holder or Holders of any of such Debentures shall not invalidate or otherwise prejudicially affect the redemption of such Debentures.

3.3    Payment on Redemption Dates

        Upon notice having been given as aforesaid, the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, of all Debentures that are the subject of such notice shall, for greater certainty, other than Debentures previously converted into Common Shares prior to the Redemption Date in accordance with Article IV hereof, be paid on the Redemption Date specified in such notice, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease to accrue after said date (unless payment of the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, shall not be made on presentation for surrender of such Debenture). The giving of such notice in conformity with the provisions hereof shall, if the Company fails to make such payment whether such failure results from a change in the Company's intentions, or from circumstances beyond its control, or otherwise, be of no effect whatsoever, and in the event of such failure to make payment, such notice shall be deemed to be null, void and of no effect whatsoever.

        In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.4    Deposit of Redemption Monies

        Upon Debentures having been called for redemption as hereinbefore provided, the Company shall deposit with the Trustees or any paying agent to the order of the Trustees, no later than 11 a.m. (Eastern time) on the Business Day immediately prior to the Redemption Date such sums as are sufficient to pay the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, of the Debentures so to be redeemed, including accrued and unpaid interest thereon together with the estimated charges and expenses to be Incurred in connection with such redemption, in accordance with Section 2.14. At the request of the Trustees, the Company shall also deposit with the Trustees a sum of money sufficient to pay any charges or expenses which may be Incurred by the Trustees in connection with such redemption. From the sums so deposited the Trustees shall pay or cause to be paid to the Holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on redemption. The Company shall pay the interest on the Debentures called for redemption hereunder in cash. Once the Company has indefeasibly deposited sufficient sums with the Trustees in connection with such redemption and affidavits or other proofs satisfactory to the Trustees as to mailing of irrevocable notices of redemption have been lodged with the Trustees, the Corporation shall not have any further obligations with respect to those amounts deposited.

3.5    Cancellation and Destruction of Debentures

        All Debentures purchased or redeemed under this Article and whose obligations have been satisfied shall forthwith be delivered to the Trustees and shall be cancelled and no Debentures shall be issued in substitution therefor. All matured Debentures of which the Company may be able to regain possession shall likewise be delivered to the Trustees and cancelled and no Debentures shall be issued in substitution therefor.

3.6    Surrender of Debentures for Cancellation

        If the principal monies due upon any Debenture issued hereunder shall become payable by redemption or otherwise before the Maturity Date, the Person presenting such Debenture for payment must surrender the same for cancellation, upon payment to the Holder of the principal amount thereto plus the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

3.7    Purchase of Debentures for Cancellation

        At any time when no Event of Default has occurred and is continuing, the Company may purchase all or any of the Debentures in the market (which shall include a purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender available to all Holders of Debentures or by private contract subject to compliance with Applicable Securities Legislation, including without limitation, regarding issuer bid requirements. If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Company is prepared to accept, the Debentures to be redeemed pursuant to this Section 3.7 shall be redeemed from all Holders tendering at such lowest price on a pro rata basis according to the Debentures outstanding at such time to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each Debentureholder or in such other manner as the Trustees deem equitable (subject to any necessary regulatory or stock exchange approval), from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustees may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only. If only part of a Debenture is purchased, the Holder of such Debenture upon surrender of such Debenture for payment shall be entitled to receive without expense to such Holder one or more new Debentures for the part of the Debenture so surrendered which is not being purchased, and the Company shall execute and the Trustee shall certify and deliver, at the expense of the Company, such new Debenture or Debentures upon receipt of the Debenture so surrendered. With respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so purchased.

        Any call for redemption or repurchase of Debentures made by the Company shall be subject always to the right of the Holders of such Debentures to convert the same, as provided in Article IV hereof, prior to the closing of business on the last Business Day immediately preceding the Redemption Date.

ARTICLE IV

CONVERSION OF DEBENTURES

4.1    Mandatory Conversion

  (a)
  Upon and subject to the provisions and conditions of this Article and to applicable rules of the Exchange and Applicable Securities Legislation, $10 million principal amount of 10% Secured Convertible Debentures shall be exchanged on a pro rata basis for fully paid and non-assessable Common Shares on the Mandatory Conversion Date. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing $10 million of principal by the Conversion Price as at the Mandatory Conversion Date, subject to adjustment pursuant to Section 4.6. In no circumstance will the Company be required to effect a Mandatory Conversion of more than 25% of the outstanding principal amount of Debentures.

  (b)
  On the Mandatory Conversion Date, the Depositary shall make such notations on the Global Debentures as are appropriate to reflect the exchange in Section 4.1(a), and the Company shall cause to be issued to the Depositary the number of Common Shares as determined in accordance with Section 4.1(a).

4.2    Optional Conversion

        Upon and subject to applicable rules of the Exchange and Applicable Securities Legislation, the provisions and conditions of this Article and Section 2.11, the Holder of each Debenture shall have the right, at the option of the Holder, at any time and from time to time (i) after the Mandatory Conversion Date and (ii) prior to the Close of Business on the earlier of the Stated Maturity Date, or on the Business Day immediately preceding the Redemption Date for a Debenture, if any, to exchange the principal amount of such Debenture and accrued and unpaid interest thereon for fully paid and non-assessable Common Shares. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing the amount of principal and interest of the Debentures to be exchanged by the Conversion Price as at the Date of Conversion (defined below), subject to adjustment pursuant to Section 4.6.

4.3    Delivery of Certificates

        As promptly as practicable after the Date of Conversion, the Company shall issue or cause to be issued and deliver or cause to be delivered to the Holder whose Debenture is so surrendered, or on his written order, a certificate or certificates in the name or names of the Person or Persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Debenture (or specified portion thereof) and provision shall be made in respect of any fraction of a share as provided in Section 4.7. Such conversion shall be deemed to have been effected immediately prior to the Close of Business on the Date of Conversion and at such time the rights of the Holder of such Debenture (or specified portion thereof) as such Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby; provided, however, that no such surrender on any date on which the transfer registers for Common Shares of the Company or for the Debenture, shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the holder or holders of record of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the holder or holders of record thereof for all purposes at the Close of Business on the next succeeding date on which such transfer registers are open and such conversion shall be at the Conversion Price in effect at the Close of Business on the next succeeding Business Day.

4.4    Revival of Right to Convert

        If payment of the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, or the purchase price of any Debenture which has been called for redemption or tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company's offer, respectively.

4.5    Manner of Exercise of Right to Convert

  (a)
  The Holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Trustees at a Designated Office together with the Conversion Form on the back of such Debenture or any other written notice in a form satisfactory to the Trustees, in either case duly executed by the Holder or the executors or administrators or other legal representatives or the attorney thereof duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustees, exercising the right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Trustees shall be satisfied if the Depositary makes notations on the Global Debenture of the principal amount thereof so converted and the Trustees are provided with all other documentation which they may request. If any of the Common Shares into which such Debenture is to be converted are to be issued to a Person or Persons other than the Holder of such Debenture such notice shall be in form and execution satisfactory to the Trustees and shall be accompanied by payment to the Trustees of any transfer tax which may be payable by reason thereof. Upon the surrender of such Debenture accompanied by such written notice (i) the Holder of such Debenture shall be issued the number of Common Shares which he shall be entitled to receive on such conversion, (ii) the Holder of such Debenture releases the Company of all liability thereon or from all liability with respect to the Debenture which has been converted, as the case may be, and (iii) the Company agrees that the surrender of such Debenture constitutes the sole consideration for the Common Shares issuable upon such conversion. Upon delivery of the requisite notice and documentation under this subsection (a), such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustees, the nominee(s) or assignee(s) thereof, shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in Section 4.5(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Debentureholder or, subject as aforesaid, the nominee(s) or assignee(s) thereof, a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such Debentureholder is entitled in accordance with Section 4.5(d) hereof.

  (b)
  For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustees at an office specified in subsection (a) of this Section; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

  (c)
  The Holder of any Debenture of which only a portion is converted in accordance with Section 4.2 shall, upon the exercise of his right of conversion surrender the said Debenture to the Trustees, and the Trustees shall cancel the same and shall without charge forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered, or with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so converted.

  (d)
  The Common Shares issued upon a conversion shall be entitled to receive dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such Holder shall become the holder of record of such Common Shares pursuant to subsection (b) of this Section 4.5, from which applicable date the Common Shares issued on conversion will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

4.6    Adjustment of Conversion Price

        The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

  (a)
  If and whenever at any time prior to the Maturity Date the Company shall:

  (i)
  subdivide or redivide the outstanding Common Shares into a greater number of shares;

  (ii)
  reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or

  (iii)
  issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend,

    the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 4.6.

  (b)
  If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the issuance of rights or warrants, other than the Rights Offering, to any holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would have been in effect if such record date had not been fixed or to the Conversion Price which would have been in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be.

  (c)
  If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the making of a distribution to any holders of its outstanding Common Shares of (i) shares of any class other than Common Shares or (ii) rights (other than the Rights Offering), options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into Common Shares) or (iii) evidences of its indebtedness or (iv) cash or other assets then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Board of Directors with the approval of the Trustee, which determination shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would have been in effect if such record date had not been fixed or to the Conversion Price which would have been in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

  (d)
  For the purpose of any computation under subsections (b) or (c) of this Section, the current market price per Common Share at any date shall be the weighted average price per share for Common Shares for 20 consecutive Trading Days commencing not more than 45 Trading Days and ending not less than 5 Trading Days before such date on the Exchange (the "Current Market Price"). The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on such Exchange during the said 20 consecutive Trading Days by the total number of Common Shares so sold.

  (e)
  In the case of any reclassification or change (other than a change resulting only from consolidation or subdivision) of the Common Shares or in case of any amalgamation, consolidation or merger of the Company with or into any other corporation, or in the case of any sale of the properties and assets of the Company, as or substantially as, an entirety to any other corporation, the Conversion Price shall be adjusted so that each Debenture shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares of the Company, or such continuing, successor or purchaser corporation, as the case may be, which the Holder thereof would have been entitled to receive as a result of such reclassification, change, amalgamation, consolidation, merger or sale if on the effective date thereof he had been the holder of the number of Common Shares into which the Debenture was convertible prior to the effective date of such reclassification, change, amalgamation, consolidation, merger or sale. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless (i) in the opinion of the Board of Directors, all necessary steps shall have been taken to ensure that the Holders shall thereafter be entitled to receive such number of shares of the Company, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Section 4.6; and (ii) such shares constitute prescribed securities for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada).

  (f)
  In any case in which this Section 4.6 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such Holder would, but for the provisions of this subsection (f), have become the holder of record of such additional Common Shares pursuant to Section 4.5.

  (g)
  The adjustments provided for in this Section 4.6 are cumulative, will be computed to the nearest of one-tenth of one cent, and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

  (h)
  In the event of any question arising with respect to the adjustments provided in this Section 4.6, such question shall be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the Trustees (who may be the Auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Trustees, and the Debentureholders absent manifest error. If any search determination is made, the company will deliver an Officers' Certificate to the Trustee describing such determination.

  (i)
  In case the Company shall take any action affecting the Common Shares other than action described in this Section 4.6, which in the opinion of the Directors of the Company would affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Directors, subject to the prior written consent of the Exchange if necessary, as the Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment shall be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

  (j)
  No adjustment in the Conversion Price shall be made in respect of any event described in subsections 4.6(a), 4.6(b) or 4.6(c) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

4.7    No Requirement to Issue Fractional Shares

        The Company shall not be required to issue fractional shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable to any Holder upon the conversion of any principal amount of Debentures, the Company shall, if not prohibited by any agreement to which it is a party, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder in an amount equal to the fractional interest multiplied by the Conversion Price. If prohibited from doing so, it will make such cash payment as soon as reasonably practicable after such time as it is no longer prohibited.

4.8    Company to Reserve Shares

        The Company covenants with the Trustees that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants with the Trustees that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable shares.

4.9    Taxes and Charges on Conversion

        The Company will from time to time promptly pay or make provision satisfactory to the Trustees for the payment of any and all Taxes and Charges which shall be payable with respect to the issuance or delivery to the Holders of Debentures, upon the exercise of their right to conversion, of Common Shares of the Company pursuant to the terms of the Debentures and of this Indenture.

4.10    Cancellation of Converted Debentures

        All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustees, subject to the provisions of Section 4.3, and no Debenture shall be issued in substitution therefor.

4.11    Certificate as to Adjustment

        The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.6, deliver an Officers' Certificate to the Trustees specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Company and acceptable to the Trustees (who may be the Auditors of the Company) and, when approved by the Trustees, shall be conclusive and binding on all parties in interest. When so approved, the Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 12.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Company has given notice under Section 4.12 covering all the relevant facts in respect of such event and if the Trustees approve, no such notice need be given under this Section 4.11.

4.12 Notice of Special Matters

        The Company covenants with the Trustees that so long as any Debenture remains outstanding, it will give notice to the Trustees, and to the Debentureholders in the manner provided in Section 12.2, of (i) the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (ii) its intention to fix a record date for any event referred to in Section 4.6 which may give rise to an adjustment in the Conversion Price. Such notice shall specify the particulars of such event, the record date or the date the books of the Company shall close and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date or the date on which the Company's books are to be closed.

4.13 Protection of Trustees

        Subject to Section 13.4(a), the Trustees:

  (a)
  shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

  (b)
  shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture;

  (c)
  shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

  (d)
  shall be entitled to act and rely on the adjustment calculation of the Company, the Company's Auditors or any investment dealer selected by the Company.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

        The Company hereby represents, covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

5.1   Authorization, Enforceability and Validity

  (a)
  the Debentures, when issued and certified as herein provided, will be valid and enforceable against the Company;

  (b)
  the Company is duly authorized to enter into this Trust Indenture and to create and issue the Debentures; and

  (c)
  all necessary resolutions of the Directors of the Company have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Company in accordance with the laws applicable to the Company.

5.2   To Pay Principal and Interest

        The Company will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which it is the Holder (including, in the case of default, interest on the amount in default) on the dates, at the places and in the manner mentioned herein and in the Debentures.

5.3   To Comply with Law

  (a)
  the Company will comply with the requirements of all applicable statutes, codes, ordinances, decrees, rules, regulations, by-laws, policies, including general principles of common and civil law and equity, binding on or affecting the Company, failure to comply with which would materially adversely affect the Company or its business;

  (b)
  if at any time any order, ruling, registration, notice or filing pursuant to any Applicable Securities Legislation is required to ensure that any Common Shares issuable upon the conversion of the Debentures are issued in compliance with such laws or to ensure that any such Common Shares are not subject to any restriction as to the resale (other than restrictions imposed on Persons referred to in subsection 1(c) of the definition of "distribution" under the Securities Act (Ontario) and analogous provisions of the securities laws of such other provinces provided such Common Shares are traded through Persons registered, if required, under Applicable Securities Legislation), the Company covenants that it will make or obtain such registration or filing, as the case may be; and

  (c)
  make all requisite filings under Applicable Securities Legislation and rules of the Exchange to report the issue of the Debentures and the Common Shares issuable under the Debentures and the exercise of the right to acquire Common Shares pursuant to the Debentures.

5.4   To Maintain Corporate Existence and Keep Proper Books

        The Company will at all times do or cause to be done all things necessary to maintain and keep in full force and effect its corporate existence and rights and will diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business, and will keep, or cause to be kept, proper books of record and account and make, or cause to be made therein, in accordance with Generally Accepted Accounting Principles, true, full, correct and faithful entries of all dealings and transactions in relation to its assets and business and at all reasonable times furnish, or cause to be furnished, to the Trustees or their duly authorized agents or attorneys such information relating to its business as the Trustees may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Trustees or such agents or attorneys as the Trustees may from time to time by instrument in writing for that purpose appoint.

5.5   To Pay Trustees' Remuneration

        The Company will pay the Trustees' agreed remuneration for their services as Trustees hereunder (including, without limitation, the fees and disbursements of any Counsel) and will repay to the Trustees on demand all monies which shall have been paid by the Trustees in connection with the execution of the trusts hereby created and such monies, including the Trustees' remuneration, shall be payable out of any funds coming into the possession of the Trustees in priority to any of the Debentures or interest thereon. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of the court.

5.6   To Provide Financial Statements

  (a)
  The Company will furnish to the Trustees and each Holder, and in the event that the Company has Global Debentures outstanding, the Depositary, copies of continuous disclosure documents, including, without limitation, all financial statements of the Company, whether annual or interim, and the report, if any, of the Company's Auditors thereon, which are furnished to the holders of Common Shares, and at all reasonable times will furnish or cause to be furnished to the Trustees or their agents or Counsel such information relating to its assets and business as the Trustees may reasonably require, and will make all requisite filings under Applicable Securities Laws and applicable Exchange rules.

  (b)
  The Company shall file with the Trustees within 15 days after the filing thereof with the Ontario Securities Commission, copies of the Company's annual report and the information, documents and other reports that the Company is required to file with the Ontario Securities Commission and deliver to the holders of Common Shares and all copies of certification of financial statements filed by executives of the Company. The Company will provide copies of such information, documents and reports to Debentureholders.

  (c)
  Notwithstanding the foregoing, in the event that no documents are required to be filed with the Ontario Securities Commission and delivered to the holders of Common Shares, the Company shall file with the Trustees:

  (i)
  unaudited consolidated interim financial statements (excluding notes) of the Company as soon as practicable and in any event within 45 days of the end of each Fiscal Quarter of each Fiscal Year and consisting of a balance sheet, statement of income and retained earnings and a statement of changes in financial position together with management's discussion and analysis thereon and any other documentation which would customarily be filed with securities regulators by public companies; in each case, as at the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year which includes such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding period or periods (or in the case of the balance sheet, as at the end of) of the previous Fiscal Year; and

  (ii)
  audited consolidated annual financial statements of the Company as soon as practicable and in any event within 90 days of the end of each Fiscal Year, consisting of a balance sheet, statement of income and retained earnings and a statement of changes in financial position for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year together with the audit report of the Company's independent auditors on such financial statements, management's discussion and analysis and any other documentation which would customarily be filed with securities regulators by public companies.

5.7   Not to Extend Time for Payments

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Notwithstanding anything herein or in the Debentures contained, the Company shall not be entitled in case of default hereunder to the benefits of this Indenture except subject to the prior payment in full of the principal of the Debentures issued hereunder and then outstanding, and of all interest on such Debentures the payment of which has not been so extended, and of all other monies payable hereunder.

5.8   Trustee May Perform Covenants

        If the Company shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Section 8.2) need not, notify the Debentureholders of such failure and itself may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do and all sums so expended or advanced shall be repayable by the Company in the manner provided in Section 5.5, but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

5.9   Limitation on Incurring Additional Indebtedness

        The Company will not and will not permit its Restricted Subsidiaries to, directly or indirectly, Incur additional Indebtedness (other than Permitted Indebtedness) unless, after giving effect to the Incurring of such Indebtedness and the receipt and application of the proceeds thereof:

  (a)
  Consolidated Indebtedness to Consolidated EBITDA for the period comprised of the four consecutive completed Fiscal Quarters ended immediately prior to the Incurrence of such Indebtedness, would be less than 3:1; and

  (b)
  Consolidated Indebtedness as a percentage of Consolidated Capitalization would be less than 50%;

  provided further, that no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

5.10 Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, at any time, declare or make, any Restricted Payment, except as permitted pursuant to the Restructuring Term Sheet, the Support Agreement, the Emergency Credit Facility and the Intercreditor Agreement (including, for greater certainty, any permitted payment of the CTR Guarantee under the terms of the Intercreditor Agreement).

5.11 Limitation on Restricted Investments

        The Company will not, and will not permit any of its Restricted Subsidiaries, to make any Restricted Investment if after giving effect to such Restricted Investment the aggregate amount of Restricted Investments (each valued at the time originally made) exceeds $500,000.

5.12 Limitation on Indebtedness of Restricted Subsidiaries

        The Company will not permit its Restricted Subsidiaries to become liable in respect of any Indebtedness if, at the time of Incurrence thereof (or, in the case of revolving Indebtedness, at the time the commitment is granted), the sum of such Indebtedness (treating any revolving commitment as fully drawn) exceeds in the aggregate 10% of Consolidated Capitalization.

5.13 Limitation on Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to assign, pledge or otherwise grant a security interest in their assets in favour of any Indebtedness, or to create, Incur or assume any Lien to secure Indebtedness on or with respect to any assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or with respect to any interest therein or any income or profits therefrom, except for Permitted Liens.

5.14 Limitations on Sale of Assets

        The Company will not, and will not permit any of its Restricted Subsidiaries to sell, transfer, convey, assign or otherwise dispose of any assets, other than in the ordinary course of business, except where: (i) such sale, transfer, conveyance, assignment or disposition is of all or substantially all of the shares of CTR or any Unrestricted Subsidiary where the net proceeds thereof are used to repay and satisfy in full all of the outstanding obligations under the CTR Facility; (ii) the sale, transfer, assignment or disposition is of obsolete inventory; (iii) the sale, transfer, assignment or disposition by the Company or its Restricted Subsidiaries is of assets that are obsolete or no longer used or useful in the Company's or the Restricted Subsidiaries' business where such sale, transfer or disposition does not exceed $1,000,000 per annum in the aggregate; (iv) the sale, transfer, assignment or disposition is by the Company of assets or businesses associated with the support or manufacturing of discontinued product lines as at the date hereof; (v) the sale, transfer, assignment or disposition by the Company is of accounts receivable in accordance with the limitations set forth in the definition of Permitted Indebtedness, or (vi) the Company has offered to use the net proceeds of such sale, transfer, assignment or disposition to prepay all or part of the amounts owing under the Emergency Credit Facility and the lenders thereunder have accepted such offer.

5.15 Limitation on Preferred Shares of Subsidiaries

        The Company will not permit any Restricted Subsidiary to issue any preferred shares (except preferred shares issued to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such preferred shares unless the Company or such Restricted Subsidiary would be entitled to Incur or assume Indebtedness pursuant to Section 5.9 hereof in the aggregate principal amount equal to the aggregate liquidation value of the preferred shares to be issued and, the covenant described in Section 5.12 hereof would be respected if such preferred shares were treated as Indebtedness.

5.16 To Provide Certificates of Compliance

        On or before June 30 and December 31 of each year (or such other dates as may correspond with the Company's financial year end and the end of its 3 month interim financial period) and at any other time if requested by the Trustees, the Company will furnish to the Trustee an Officers' Certificate stating that the Company has complied with all covenants, conditions and other requirements contained in this Indenture, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Company proposes to take with respect thereto to eliminate such circumstances and remedy such Default or Event of Default, as the case may be.

5.17 To Give Notice of Default

        The Company shall immediately notify the Trustees in writing upon obtaining knowledge of any Default or Event of Default hereunder or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, including, for greater certainty, becoming aware of any acceleration of amounts owing or enforcement steps taken by creditors or their representatives under any instrument to which the Company or any Subsidiary is a party.

5.18 No Distributions on Common Shares if Event of Default

        The Company shall not declare or make any dividend or other distribution to the holders of its issued and outstanding Common Shares or redeem, repurchase or otherwise retire or make any capital distribution on or with respect to its Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist or all such interest shall have been paid in cash.

5.19 Listing of Common Shares and Reporting Issuer Status

  (a)
  The Company will ensure that the Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the conversion of the Debentures) continue to be listed and posted for trading on the Toronto Stock Exchange; and

  (b)
  provided that the Company has not completed any transaction contemplated by Section 10.1 hereof where the Successor Company is not a reporting issuer in any province or territory of Canada, the Company will maintain its status as a reporting issuer, or the equivalent thereof in the provinces of Canada where it is, as of the date hereof, a reporting issuer, not in default of the requirements of the Applicable Securities Legislation.

5.20 Change of Control

  (a)
  Except for a change of Control resulting from a conversion of Debentures pursuant to Article IV, within 30 days following the occurrence of a change of Control, the Company shall deliver to the Trustee, and the Trustee shall promptly deliver to the Holders of Debentures a notice stating that there has been a change of Control and specifying the circumstances surrounding such event (a "Change of

    Control Notice"), together with an offer, made in accordance with the requirements of Applicable Securities Legislation and applicable rules of the Exchange, to purchase all then outstanding Debentures (an "Offer") at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on such Debentures up to, but excluding, the date of acquisition by the Company (the "Offer Price") which Offer shall, unless otherwise provided under Applicable Securities Legislation or applicable rules of the Exchange, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days and shall provide for payment to all Debentureholders who accept the Offer not later than the 60th day after the making of the Offer (collectively, the "Total Offer Price").

  (b)
  The Company shall, on or before 11:00 a.m., (Toronto time), on the Business Day immediately prior to the date an Offer expires, deposit in the Debt Account such sums of money as may be sufficient to pay the Offer Price for each Debenture to be purchased or redeemed by the Company under the expiry of the Offer, in accordance with Section 2.14. The Company shall also deposit in the Debt Account a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders of such Debentures, the Offer Price for each such Debenture to which they are entitled on the Company's purchase or redemption.

  (c)
  In the event that one or more of such Debentures being purchased in accordance with this Section 5.20 becomes subject to purchase in part only, upon surrender of such Debentures for payment of the Offer Price for each such Debenture, the Company shall execute and the Trustee shall certify and deliver, at the Company's expense, to the Holder thereof or upon the Holder's order, one or more Debentures for the portion of the principal amount of the Debentures not purchased.

  (d)
  Debentures for which Holders have accepted the Offer shall be repaid at the Offer Price for each such Debenture on the date of expiry of the Offer, in the same manner and with the same effect as if it were the Maturity Date in respect of such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Offer, if the money necessary to purchase or redeem the Debentures shall have been deposited as provided in Section 5.20(b) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease and Sections 9.2 and 9.3 shall apply mutatis mutandis to the non-presentation and non-payment of Debentures. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

  (e)
  Subject to the provisions above related to Debentures purchased in part, all Debentures purchased under this Section 5.20 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

  (f)
  The Company shall be obligated to make an Offer pursuant to Section 5.20(a) notwithstanding any delisting of Common Shares from the Exchange which occurs contemporaneously with a change of Control. For greater certainty, notwithstanding any offer made pursuant to Section 5.20(a), any delisting of Common Shares from the Exchange shall remain an Event of Default pursuant to Section 8.1.

5.21 Controlled Foreign Corporation Status

        Upon a written request from a holder of Debentures that is also a potential "United States shareholder" (as that term is defined in Section 951(b) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company, the Company will use reasonable best efforts to determine whether it is properly treated as a "controlled foreign corporation" ("CFC") within the meaning of Section 957 of the Code and to inform such person of its determination. Each holder of Debentures or Common Shares acquired upon conversion of Debentures shall, on an annual basis, provide to the Company information regarding their ownership of Debentures and Common Shares and generally cooperate with the Company so that the Company can make a determination as to its CFC status. If the Company determines that it is properly treated as a CFC in any Fiscal

Year, (i) the Company shall promptly, but in any case no later than 30 days after the end of the applicable Fiscal Year, notify each requesting holder described in the first sentence of this Section 5.21 of the Company's CFC status and (ii) the Company shall, no later than March 1 of the following Fiscal Year, provide each such holder holding Common Shares on the last day of such Fiscal Year on which the Company was a CFC a written report of the amount of income per Common Share required to be included in the gross income of a "United States shareholder" pursuant to Section 951(a) of the Code and shall generally cooperate with any reasonable request of such holder of Common Shares to facilitate such holder's U.S. federal income tax reporting requirements relating to the Company.

ARTICLE VI
SECURITY

6.1   Security

        The Debentures will be secured pursuant to the terms of the Security Agreement.

        The Company shall comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the Trust Indenture Act.

        In connection with the release of Collateral, the U.S. Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act.

ARTICLE VII

7.1   Intentionally Deleted.

ARTICLE VIII
DEFAULT

8.1   Acceleration of Maturity

  (a)
  Upon the happening of any one or more of the following events each an "Event of Default", namely:

  (i)
  if the Company fails to pay interest on the Debentures when due and such default continues for two (2) days;

  (ii)
  if the Company fails to pay the principal amount of the Debentures when required or agreed upon either at maturity, at a Redemption Date or pursuant to a declaration of acceleration or otherwise or fails to pay the Offer Price in accordance with the terms of such Offer;

  (iii)
  if the Company fails to comply with any covenant contained in Sections 5.9 through 5.15 and such default continues for thirty (30) days;

  (iv)
  if the Company shall fail to observe or perform to any material extent any other covenant or condition contained in this Indenture on its part to be observed or performed and, after notice in writing has been given by the Trustees to the Company specifying such default and requiring the Company to put an end to the same (which said notice may be given by the Trustees, in their discretion) the Company shall fail to make good such default within a period of thirty (30) days, unless the Trustees (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustees;

  (v)
  any representation or warranty of the Company contained herein, or any statement of the Company in any certificate, financial statement or other document or instrument delivered pursuant to this Indenture, proves to be inaccurate to any material extent;

  (vi)
  if a decree or order of a court having jurisdiction in the premises is entered adjudging the Company a bankrupt or insolvent under any Insolvency Laws, or issuing sequestration of process of execution against, or against any substantial part of the property of, the Company, or ordering the winding-up or liquidation of its affairs;

  (vii)
  if the Company institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under any Insolvency Laws, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar Person) of, or of any substantial part of, the property of the Company or makes an assignment for the benefit of creditors generally, or admits in writing its inability to pay its debts generally as they become due, or any corporate action shall be taken by the Company in furtherance of any of the aforesaid actions;

  (viii)
  if a resolution is passed for the winding-up or liquidation of the Company;

  (ix)
  if creditors or their representatives, as a result of a breach by the Company of an obligation thereunder have accelerated amounts owing or have taken steps to enforce under any instrument to which the Company or any Subsidiary is a party;

  (x)
  if the CTR Lenders, as a result of a breach by the Company of an obligation thereunder have taken any step or action against the Company in respect of the CTR Facility or the CTR Guarantee;

  (xi)
  property or assets of the Company or any of its Restricted Subsidiaries with a fair market value in the aggregate of Cdn$250,000 or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent, examiner, monitor, sheriff, bailiff or other similar official or assignee for the benefit of creditors of the Company or any of its Restricted Subsidiaries and such condition continues for 30 days or more;

  (xii)
  any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any obligor under any Collateral Documents denies or disaffirms its obligations thereunder, or by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any Lien purported to be created under any collateral document shall cease to be enforceable or shall cease to be of the same effect and priority as purported to be created by such Collateral Document (other than in accordance with its terms);

  (xiii)
  if the Common Shares cease to be listed for trading on the Toronto Stock Exchange, regardless of whether an Offer has been made by the Company pursuant to Section 5.20(a);

    then in each and every such event the Trustees may, in their discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Company declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder or secured hereby to be due and payable and the same shall forthwith become immediately due and payable to the Trustees, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustees for the benefit of the Debentureholders such principal, accrued and unpaid interest and all other monies outstanding hereunder or secured hereby, together with subsequent interest at the rate borne by the Debentures pursuant to Section 2.1(f) on such principal, interest and other monies from the date of the said declaration until payment is received by the Trustees, such subsequent interest to be payable at the times and places and in the monies prescribed for payments of principal pursuant to the terms of the Debenture. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any monies so received by the Trustees shall be applied in the manner provided in Section 8.8.

  (b)
  Upon the happening of any one or more of the following events, namely:

  (i)
  if a decree or order of a court having jurisdiction in the premises is entered adjudging the Company a bankrupt or insolvent under any Insolvency Laws, or appointing a receiver of, all or substantially of the property of the Company;

    (ii)
    if the Company institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under any Insolvency Laws, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar Person) of all or substantially all of the property of the Company, or any corporate action shall be taken by the Company in furtherance of any of the aforesaid actions;

    the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder or secured hereby shall become immediately due and payable to the Trustees, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustees for the benefit of the Debentureholders such principal, accrued and unpaid interest and all other monies outstanding hereunder or secured hereby, together with subsequent interest at the rate borne by the Debentures pursuant to Section 2.1(f) on such principal, interest and other monies from the date of the said declaration until payment is received by the Trustees, such subsequent interest to be payable at the times and places and in the monies prescribed for payments of principal pursuant to the terms of the Debenture. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any monies so received by the Trustees shall be applied in the manner provided in Section 8.8.

8.2   Notice of Events of Default

        If an Event of Default shall occur and be continuing the Trustees shall, within 15 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.2, provided that, notwithstanding the foregoing, unless the Trustees shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustees shall not be required to give such notice if the Trustees acting reasonably and in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing.

        Where notice of the occurrence of an Event of Default has been given and the Event of Default is, in the Opinion of Counsel, thereafter cured, notice that such Event of Default is no longer continuing shall be given by the Trustees to the Debentureholders within 15 days after the Trustees become aware that the Event of Default has been cured.

8.3   Waiver of Past Defaults

        The Holders of not less than 66 2/3% of principal amount of outstanding Debentures by notice to the Trustees may waive an existing Default and its consequences except (i) a Default in the payment of the principal or interest on a Debenture, (ii) a Default arising from the failure to redeem or purchase any Debenture when required pursuant to this Indenture or a Debenture or (iii) a Default in respect of a provision that cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequence right.

        No such act or omission or delay either of the Trustees or of the Debentureholders to exercise any right or power occurring upon a default by the Company hereunder shall constitute a waiver of default or extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

8.4   Enforcement by the Trustees

        The rights of enforcement by the Trustees are provided for in the Security Agreement. If an Event of Default described in Section 8.1(a)(i) or (ii) occurs and is continuing, the Trustees may recover judgment in their own name and as trustees of an express trust against the Company for the whole amount owing with respect to the Debentures.

8.5   Enforcement by Debentureholders

        No Debentureholder shall have any right to institute any action or proceeding or to exercise any other remedy authorized by this Trust Indenture or by law or by equity for the purpose of enforcing payment of principal or interest or of realizing the security, or by reason of jeopardy of security, or for the execution of any trust or power hereunder, unless the appropriate steps have been taken by the Debentureholders under the Section 8.13 hereof and the Canadian Trustee shall have failed to act within a reasonable time thereafter; in such circumstances but not otherwise, any Debentureholder acting on behalf of himself and all other Debentureholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 8.4 but in no event shall any Debentureholder or combination of Debentureholders have any right to exercise the power of sale conferred by the Security Agreement on the Trustee or to appoint a receiver or receiver and manager or to exercise or take any other remedy or proceedings out of court; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the security created by the Security Agreement, or to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of such outstanding Debentures. Nothing herein shall prevent or impair any Debentureholder from pursuing the claim for relief under Section 241 of the CBCA or any similar applicable legislation for so long as the applicants with respect to such claim hold, in the aggregate, no less than 33 1/3% of the outstanding Debentures. This Section 8.5 is subject to Section 8.14.

8.6   Trustee Appointed Attorney

        The Company hereby irrevocably appoints the Trustee to be the attorney of the Company in the name and on behalf of the Company to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Company ought to execute and do, and has not executed or done, under the covenants and provision contained in this Trust Indenture and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee.

8.7   Judgment against the Company

        The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of Debentureholders hereunder and/or the security hereby created, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon and any other monies owing hereunder after the application to the payment thereof of the proceeds of any sale of the Secured Interests or any part thereof.

8.8   Application of Monies by Trustee

        Except as herein otherwise expressly provided, any monies received by the Trustee from the Company pursuant to the enforcement of the rights of the Trustee, or as a result of legal or other proceedings (including, without limitation, from any trustee in bankruptcy or liquidator of the Company), including without limitation any monies arising from any enforcement or any sale or other realization of the whole or any part of the Collateral, shall be applied, together with any other monies then or thereafter in the hands of the Trustees available for such purpose, as follows:

  (a)
  first, in payment or in reimbursement to the Trustees of their compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustees in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

  (b)
  second, but subject as hereinafter in this Section 8.8 provided, in payment, rateably and proportionately to the Holders of Debentures, of the principal of and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

  (c)
  third, in payment of the surplus, if any, of such monies to the Company or its assigns or any other Person entitled thereto;

provided, however, that no payment shall be made pursuant to subsection (b) above in respect of the principal of or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Company or any Subsidiary but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal and interest on all Debentures which are not so held.

8.9   Distribution of Proceeds

        Payments to Holders of Debentures pursuant to Section 8.8(b) shall be made as follows:

  (a)
  At least 15 days' notice of every such payment shall be given in the manner provided in Section 12.2 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal and interest.

  (b)
  Payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender for endorsement in any special case upon such indemnity being given as it shall deem sufficient.

  (c)
  From and after the date of payment specified in the notice, unless payment shall have been demanded in accordance with the terms of this Indenture and refused, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing be duly presented on or after the date so specified and payment of such amount is not made.

  (d)
  The Trustees shall not be required to apply or make any partial or interim payment to Debentureholders of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 8.8(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.12 until the money or the investments representing the same, with the income derived therefrom, together with any other monies under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.10 Remedies Cumulative

        No remedy herein conferred upon or reserved to the Trustees, or upon or to the Holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.11 Trustee Indemnification

        Where there is reference in this Indenture (other than Section 11.1 hereof) or in the Security Agreement to the provision of an indemnity to the Trustees, the following indemnity shall be sufficient for such purpose, unless both the Trustees and the indemnifying party agree otherwise:

  "The Trustee, its officers, directors and employees (collectively, the "Indemnitees") shall be indemnified and held harmless in respect of all losses, liabilities, damages, costs, legal fees or expenses (including, without limitation, the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, damages, fines and penalties and legal fees and expenses incurred in connection therewith) (collectively, the "Trustee's Liabilities") relating to, resulting from or arising out of any act or omission of the relevant Indemnitee taken or omitted to be taken except, with respect to the relevant Indemnitee, such Trustee's Liabilities as are occasioned by that person's or its officers', directors' or employees' own wilful neglect or default or wrongful conduct. Such indemnity shall be the obligation of the trust administered by the Trustee, but shall extend as well to proceeds received by the Debentureholders individually and not through the Trustee."

        It is understood and agreed that this indemnification shall survive termination or discharge of this Indenture or the resignation or removal of the Trustees.

8.12 Delay or Omission Not Waiver

        No delay or omission of the Trustees or of any Debentureholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Debentureholders, as the case may be.

8.13 Control by Super — Majority

        Notwithstanding any other provision of this Indenture or the Debentures, the holders of not less than 66 2/3% in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust or power conferred on the Trustees. However, the Trustees may refuse to follow any direction that conflicts with law or this Indenture or, that the Trustees determine is unduly prejudicial to the rights of other Debentureholders or would involve the Trustees in personal liability; provided, however, that the Trustees may take any other action deemed proper by the Trustees that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustees shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

8.14 Rights of Holders to Receive Payment

        Notwithstanding any provision of this Indenture (other than Section 1.12) or the Debentures, the right of any holder to receive payment of principal and interest on the Debentures held by such holder, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

8.15 Trustees May File Proofs of Claim

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Canadian Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Canadian Trust Indenture Legislation and the U.S. Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and such Trustee allowed in any such proceeding. In particular, the Trustees shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustees and, in the event that the Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due them for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees.

        No provision of this Indenture shall be deemed to authorize either Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize either Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE IX
SATISFACTION AND DISCHARGE

9.1   Cancellation and Destruction

        All Debentures shall forthwith after payment thereof be delivered to the Trustees and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustees and, if required by the Company, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2   Non-Presentation of Debentures

        In case the Holder of any Debenture shall fail, within 30 days from the Maturity Date to present the same for payment on the date on which the principal thereof or the interest thereon or represented thereby becomes payable either at maturity, upon redemption, or otherwise or shall not within such time accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

  (a)
  the Company shall be entitled to pay to the Trustees and direct the Trustees to set aside, or

  (b)
  with respect to monies in the possession or control of the Trustees which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Trustee to set aside, or

  (c)
  if the redemption was pursuant to notice given by the Trustees, the Trustees may themselves set aside,

the principal monies and/or the interest (including redemption monies), as the case may be, in trust to be paid to the Holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal monies and/or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustees (with interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3   Repayment of Unclaimed Monies

        Any monies set aside in accordance with Section 9.2 (i) shall bear such rate of interest as the Depositary may allow, (ii) shall be set aside either in the deposit department of the Trustees or in such chartered bank in Canada as the Trustees may determine and (iii) may, and if remaining unclaimed for 60 days shall be invested by the Trustee in accordance with Section 13.12. Any interest earned on such monies shall be paid to the Debentureholder.

        Subject to applicable law, any monies set aside under Section 9.2 and not claimed by and paid to Holders of Debentures as provided in Section 9.2 within two years after the date of such setting aside shall be paid over and delivered to the Company by the Trustees on demand and thereupon the Trustees shall be released from all further liability with respect to such monies and thereafter the Holders of the Debentures in respect of which such monies were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies due thereon from the Company up to such time as the right to proceed against the Company for recovery of such monies has become statute barred as a result of any limitation provided by the laws of the Province of Ontario.

9.4   Discharge

        The Trustees shall at the Written Direction of the Company release and discharge this Indenture and execute and deliver such instruments as they shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustees), upon proof being given to the reasonable satisfaction of the Trustees that the principal of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that, all the Debentures having matured or having been duly called for redemption or otherwise become due, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

ARTICLE X
SUCCESSOR CORPORATIONS

10.1 Certain Requirements

        The Company shall not enter into any transaction (including by way of reconstruction, re-organization, consolidation, amalgamation (except for a short-form amalgamation with one or more wholly-owned subsidiaries pursuant to the Canada Business Corporations Act), plan of arrangement, merger, liquidation, transfer, sale (including by way of lease or license or otherwise), whereby all or substantially all of its undertaking, property and assets would become the property of any other Person, or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, unless:

  (a)
  such other Person or continuing corporation (herein called "Successor Company") is a corporation incorporated under the laws of Canada or under the laws of one of the provinces of Canada;

  (b)
  the Debentures will be valid and binding obligations of the Successor Company entitling the Debentureholders, as against the Successor Company, to all the rights they have as Debentureholders under this Indenture;

  (c)
  the Successor Company shall be in compliance with the terms of the Debentures;

  (d)
  the Successor Company shall, prior to or contemporaneously with the consummation of such transaction, perform such acts and execute such instruments, if any, as are, in the opinion of Counsel, necessary or advisable to evidence the assumption by the Successor Company of liability for the due and punctual payment of all the Debentures, interest thereon and all other monies payable hereunder, the covenant of the Successor Company to pay the same and the agreement of the Successor Company to assume, observe and perform all the covenants and obligations of the Company under this Indenture;

  (e)
  such transaction, in the opinion of Counsel, shall be upon such terms as to substantially preserve and not impair any of the rights and powers of the Trustees or the Debentureholders hereunder;

  (f)
  no condition or event shall exist in respect of the Company or the Successor Company at the time of such transaction or upon giving effect thereto which constitutes or would after the giving of notice or the lapse or time or both, constitute an Event of Default hereunder or which could result in the acceleration of payment of any amount hereunder or under any Debenture;

  (g)
  the Company shall have delivered to the Trustees an Officers' Certificate and an Opinion of Counsel each stating that such reconstruction, re-organization, consolidation, amalgamation, arrangement, merger, liquidation, transfer, sale or other transaction and such supplemental indenture, if any, comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with; and

  (h)
  following such transaction, the obligations of the Company, the Trustee and the Debentureholders in respect of Taxes, including without limitation, under applicable laws and Section 2.13, shall not be increased as a consequence thereof.

10.2 Vesting of Powers in Successor

        Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustees shall execute and deliver a supplemental indenture and thereupon: the Successor Company shall possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of the Company may be done and performed with like force and effect by the directors or officers of such Successor Company.

ARTICLE XI
MEETINGS OF DEBENTUREHOLDERS

11.1 Right to Convene Meeting

        The Trustees or the Company may at any time and from time to time, and the Trustees shall, on receipt of a written request of the Company or a written request signed by the Holders of not less than 25% of the principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustees failing within 10 days after receipt of any such request and such indemnity to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held at such place as may be approved or determined by the Trustees.

11.2 Notice of Meetings

        At least 15 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Trustees, unless the meeting has been called by it and to the Company unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any Holder of Debentures shall not invalidate any resolution passed at any such meeting.

11.3 Chairman

        Some Person, who need not be a Debentureholder, nominated in writing by the Trustees shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in Person or by proxy shall choose some Person present to be chairman.

11.4 Quorum

        Subject to the provisions of Section 11.2, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in Person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

11.5 Power to Adjourn

        The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the Holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 Poll

        On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the Holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

11.7 Voting

        On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in Person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the Holder. A proxy need not be a Debentureholder. In the case of joint registered Holders of a Debenture, any one of them present in Person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in Person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered Holders.

11.8 Regulations

        The Trustees, or the Company with the approval of the Trustees, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing:

  (a)
  the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

  (b)
  the deposit of instruments appointing proxies at such place as the Trustees, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

  (c)
  the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, couriered, or sent by facsimile before the meeting to the Company or to the Trustees at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

        Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

11.9 Persons Entitled to Attend Meetings

        The Company, the Trustees and the Debentureholders, by their respective officers and directors, the Auditors of the Company and the legal advisers of each of the foregoing may attend any meeting of the Debentureholders, but shall have no vote as such unless they are Debentureholders.

11.10 Powers Exercisable by Extraordinary Resolution

        In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject to Sections 8.13 and 8.14 and Article XIV:

  (a)
  power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustees against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

  (b)
  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture and to authorize the Trustees to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

  (c)
  power to sanction any scheme for the restructuring, reconstruction or reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company or any part thereof;

  (d)
  power to direct or authorize the Trustees to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

  (e)
  power to waive, and direct the Trustees to waive, any default hereunder or to cancel any declaration made by the Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

  (f)
  power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest on the Debentures, or for the execution of any trust or power hereunder in accordance with Section 8.5;

  (g)
  power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

  (h)
  power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

  (i)
  power to appoint a committee (and to remove any committee so appointed) to consult with the Trustees and with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

  (j)
  power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations or cash or other consideration received hereunder or the use or disposal of the whole or any part of such shares, bonds, debentures or other securities or obligations or cash or other consideration in such manner and for such purpose as may be deemed advisable and specified in such Extraordinary Resolution;

  (k)
  power to authorize the Trustees or any other Person or Persons to bid at any sale of the Company's properties or assets or any part thereof and to borrow the monies required to make any deposit at said sale or pay the balance of the purchase price and to hypothecate, mortgage, pledge, charge, cede and transfer the property or assets so purchased as security for the repayment of the monies so borrowed and interest thereon, or itself, himself or themselves, as the case may be, to advance such monies (in which event it, he or they shall have a Lien upon the property or assets so purchased for the amount so advanced and interest thereon) and to hold any property or assets so purchased (subject to any hypothec, mortgage, pledge, charge or Lien to secure any monies so borrowed or advanced) in trust for all the Holders of the Debentures outstanding at the time of such sale pro rata in proportion to the amounts due to them thereon respectively for principal and interest before such sale, and to sell, transfer and convey the whole or any part or parts of the property or assets so purchased for such consideration in cash or in the shares, bonds, debentures or other securities or obligations of any company formed or to be formed, or partly in cash and partly in such securities or obligations, and upon such terms and conditions as may be determined by such Extraordinary Resolution of the Debentureholders and, subject to such terms and conditions, to dispose of such cash, shares, bonds, debentures or other securities or obligations pursuant to the provisions of Subsection 11.10(j), and until the sale, transfer or conveyance of the whole of such property or assets so purchased to maintain and operate such part of said property and assets as has not been disposed of, and for such purposes to borrow monies and to hypothecate, mortgage, pledge, charge and cede and transfer the property and assets so purchased, or any part thereof, as security for the repayment of the monies so borrowed, with interest thereon, or itself, himself or themselves, as the case may be, to advance such monies (in which event it, he or they shall have a Lien or charge upon the property and assets so purchased for the amounts so advanced and interest thereon) and otherwise deal with such property and assets and the proceeds of any sale, transfer or conveyance thereof as the Debentureholders may by such Extraordinary Resolution direct;

  (l)
  power to remove the Trustees from office and to appoint a new Trustee or Trustees;

  (m)
  power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Company or of any company formed or to be formed;

  (n)
  power, notwithstanding Section 5.7, to authorize the Company and the Trustees to grant extensions of time for payment of interest on any of the Debentures, whether or not the interest the payment in respect of which is extended, is at the time due or overdue;

  (o)
  power to approve any amendments to the Intercreditor Agreement and the Registration Rights Agreement that would have a material adverse effect on the rights of Debentureholders;

  (p)
  power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Subsection 11.10(i); and

  (q)
  Except as otherwise provided in this Indenture, all other powers of and matters to be determined by Debentureholders may be exercised and determined by ordinary resolution.

11.11 Meaning of "Extraordinary Resolution"

  (a)
  The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the Holders of not less than 50% in principal amount of the Debentures then outstanding are present in Person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

  (b)
  If, at any such meeting, the Holders of not less than 50% in principal amount of the Debentures outstanding are not present in Person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (a) of this Section shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of not less than 50% in principal amount of the Debentures then outstanding are not present in Person or by proxy at such adjourned meeting.

  (c)
  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.12 Powers Cumulative

        It is hereby declared and agreed that any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

11.13 Minutes

        Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustees at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.14 Instruments in Writing

        All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of 66 2/3% of the principal amount of all the outstanding Debentures, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

11.15 Binding Effect of Resolutions

        Subject to Article XIV, every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.14 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustees (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.16 Evidence of Rights of Debentureholders

        Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in Person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Debentureholders) of the holding by any Person of Debentures shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of execution by any Person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

ARTICLE XII
NOTICES

12.1 Notice to Company

        Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered to the Company at: Investor Relations, 8150 Trans Canada Highway, St. Laurent, Quebec, H4S 1M5, Attention: President, with a copy addressed to Fasken Martineau LLP, Stock Exchange Tower, PO Box 242, Suite 3400, 800 Place Victoria, Montreal, Quebec H4Z 1E9, Attention: Gilles Leclerc,, or if given by facsimile to the attention of the President of the Company at (514) 956-4405 and to Gilles Leclerc at (514) 397-7400 to such office and shall be deemed to have been received at the date and time of receipt, unless after 4 p.m. on the day of delivery or on a day which is not a Business Day, in which case notice shall be deemed to be received at 9 a.m. on the next Business Day. The Company may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.

12.2 Notice to Debentureholders

        All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the Holders if sent by mail, postage prepaid, by letter or circular addressed to such Holders at the respective post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given 3 days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Company to give or mail any notice due to anything beyond the reasonable control of the Company shall not invalidate any action or proceeding founded thereon.

        If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in, or threatened interruption in, mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in each of two successive weeks, in each of The Globe and Mail and The National Post, or if both do not exist at the relevant time, such other English language daily newspapers of general circulation in Canada as the Trustee may choose, in The Toronto Star, or if it does not exist at the relevant time, such other English language daily newspaper of general circulation in the City of Toronto, as the Trustee may chose, and in La Presse or if it does not exist at the relevant time, such other French language newspaper of general circulation in the City of Montreal as the Trustee may chose (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

        Any notice given to Debentureholders by mail shall be deemed to have been given on the day of mailing. Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

        All notices with respect to any Debenture may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of and Persons interested in such Debenture.

12.3 Notice to the Trustees

        Any notice to the U.S. Trustee under the provisions of this Indenture shall be valid and effective if delivered to the U.S. Trustee at its office located at 25 South Charles Street, 16th Floor, Baltimore, Maryland 21201, or if given by facsimile, to the attention of the Corporate Trust Department at (410) 244-4236 to such office received at the date and time of receipt, unless after 4 p.m. on the day of delivery or on a day which is not a Business Day, in which case notice shall be deemed to be received at 9 a.m. on the next Business Day. The U.S. Trustee may from time to time notify the Depositary in writing of a change of address which thereafter, until changed by like notice, shall be the address of the U.S. Trustee for all purposes of this Indenture.

        Any notice to the Canadian Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Canadian Trustee at its office located at 1500 University Street, Suite 700, Montreal, Quebec H3A 3S8, Attention: General Manager, Corporate Trust or if given by facsimile, to the attention of the General Manager, Corporate Trust at (514) 982-7677 to such office received at the date and time of receipt, unless after 4 p.m. on the day of delivery or on a day which is not a Business Day, in which case notice shall be deemed to be received at 9 a.m. on the next Business Day. The Canadian Trustee may from time to time notify the Depositary in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Canadian Trustee for all purposes of this Indenture.

ARTICLE XIII
CONCERNING THE TRUSTEE

13.1 Appointment of Trustees and Fondé de Pouvoir

        Computershare Trust Company of Canada is hereby appointed to act on behalf of all Debentureholders as Canadian Trustee hereunder and Manufacturers and Traders Trust Company is hereby appointed to act on behalf of all Debentureholders as U.S. Trustee hereunder. Computershare Trust Company of Canada is also appointed to act as the secured party, Collateral Agent, power of attorney and the "Fondé de Pouvoir" of the Debentureholders for the purposes of holding hypothecs over and against all of the Company's present and future property, in general, and the Collateral and the Mortgage Properties, in particular, securing payment of the Debenture Indebtedness (as defined in the Security Agreement) as envisaged by Article 2692 of the Civil Code. In both such capacities, Computershare Trust Company of Canada shall be entitled to all protections, rights and powers as provided hereunder and shall be subject to all of the obligations as provided hereunder.

13.2 No Conflict of Interest

        If a Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act or a material conflict of interest within the meaning of the Canadian Trust Indenture Legislation, such Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act, Canadian Trust Indenture Legislation and this Indenture.

13.3 U.S. Trustee Required; Eligibility.

  (a)
  There shall at all times be a U.S. Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

  (b)
  This Indenture shall always have a Trustee who satisfies the requirements of the Canadian Trust Indenture Legislation and of TIA Section 310(a)(1), (2) and (5). Such Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

  (c)
  The Canadian Trustee represents to the Company that at the date of execution and delivery of this Indenture, it is authorized to carry on the business of a trust company in each of the provinces of Ontario and Quebec. For so long as required by Canadian Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under the laws of Ontario to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section, it shall immediately notify the Company and the U.S. Trustee.

  (d)
  The rights, powers, duties and obligations conferred or imposed upon the Canadian Trustee shall be conferred or imposed upon and may be exercised or performed by the U.S. Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the U.S. Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Canadian Trustee.

13.4 Replacement of Trustees.

  (a)
  No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 13.5.

  (b)
  Each Trustee may resign at any time with respect to the Debentures by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

  (c)
  Subject to Section 13.3, each Trustee may be removed at any time with respect to the Debentures by decision of the Holders of a majority in principal amount of the Debentures, delivered to the Trustee and to the Company.

  (d)
  If at any time:

  (i)
  either Trustee shall fail to comply with Section 13.3 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

  (ii)
  either Trustee shall cease to be eligible under Section 13.3 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

  (iii)
  either Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (A) the Company by a resolution of the Board of Directors may remove such Trustee with respect to all Debentures, or (B) any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.

  (e)
  If a Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the U.S. Trustee or the Canadian Trustee for any cause, with respect to the Debentures, the

    Company, by a resolution of the Board of Directors, shall promptly appoint a successor U.S. Trustee or Canadian Trustee, as the case may be, with respect to the Debentures (it being understood that at any time there shall be no more than one U.S. Trustee and one Canadian Trustee with respect to the Debentures). If, within six months after such resignation, removal or incapability, or the occurrence of such vacancy, a successor U.S. Trustee or Canadian Trustee with respect to the Debentures shall be appointed by decision of the Holders of a majority in principal amount of the Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debentures and supersede the successor Trustee appointed by the Company. If no successor U.S. Trustee or Canadian Trustee with respect to the Debentures shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

  (f)
  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures and each appointment of a successor Trustee with respect to the Debentures to all Holders of Debentures in the manner provided in Section 12.2. Each notice shall include the name of the successor Trustee with respect to the Debentures and the address of its Corporate Trust Office.

  (g)
  The resignation or removal of a Trustee with respect to the Debentures pursuant to this Section shall not affect the obligation of the Company to indemnify such Trustee pursuant to Section 13.18 in connection with the exercise or performance by such Trustee prior to its resignation or removal of any of its powers or duties hereunder.

  (h)
  No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

13.5 Acceptance of Appointment by Successor.

  (a)
  In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property, records, Collateral and money held by such retiring Trustee hereunder.

  (b)
  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) above.

  (c)
  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

13.6 Duties of Trustees.

  (a)
  If an Event of Default has occurred and is continuing, each Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

  (b)
  Except during the continuance of an Event of Default:

  (i)
  the duties of each Trustee shall be determined solely by the express provisions of this Indenture and, with respect to the Canadian Trustee, as specifically set forth in Canadian Trust Indenture Legislation and each Trustee need perform only those duties that are specifically set forth in this

      Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

    (ii)
    in the absence of bad faith on its part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to each Trustee and conforming to the requirements of this Indenture. However, each Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

  (c)
  A Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

  (i)
  this paragraph does not limit the effect of paragraph (b) of this Section;

  (ii)
  a Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that such Trustee was negligent in ascertaining the pertinent facts; and

  (iii)
  a Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.13 hereof.

  (d)
  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to a Trustee is subject to paragraphs (a), (b), and (c) of this Section.

  (e)
  No provision of this Indenture or the Security Agreement shall require the Trustees to expend or risk their own funds or incur any liability. The Trustees shall be under no obligation to exercise any of their rights and powers under this Indenture or the Security Agreement at the request of any Holders, unless such Holder shall have offered to the Trustees security and indemnity satisfactory to them against any loss, liability or expense.

  (f)
  The Trustees shall not be liable for interest on any money received by them except as each Trustee may agree in writing with the Company. Money held in trust by each Trustee need not be segregated from other funds except to the extent required by law.

  (g)
  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the U.S. Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

  (h)
  The duties and responsibilities of the Canadian Trustee shall be as provided by Canadian Trust Indenture Legislation. Every provision of this Indenture that by its terms relieves the Trustees of liability or entitles them to rely upon any evidence submitted to them is subject to the provisions of the Canadian Trust Indenture Legislation to the extent that such provisions are at the time in force and applicable to this Indenture or the Company.

13.7 Rights of Trustees.

  (a)
  Subject to the provisions of Section 13.6(a) hereof, each Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. No Trustee need investigate any fact or matter stated in the document.

  (b)
  Before a Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. A Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. A Trustee may consult with counsel and the oral or written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture, the Security Agreement and the Debentures shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

  (c)
  A Trustee may act through attorneys, agents, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

  (d)
  No Trustee shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that such Trustee's conduct does not constitute willful misconduct or negligence.

  (e)
  No Trustee shall be under obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

  (f)
  Except with respect to Section 5.2 hereof, the Trustees shall have no duty to inquire as to the performance of the Company's covenants in Article 5 hereof. In addition, no Trustee shall be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 8.1(a)(i) or 8.1(a)(ii), or (ii) any Default or Event of Default of which a Responsible Officer of any Trustee shall have received written notification; provided that the Trustees shall comply with the "automatic stay" provisions contained in U.S. bankruptcy laws, if applicable.

  (g)
  Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding; provided that if the payment within a reasonable time to the Trustees of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustees not reasonably assured to the Trustees by the security afforded to it by the terms of this Indenture, the Trustees may require indemnity satisfactory to them against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustees, shall be repaid by the Company upon demand. The Trustees shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustees may, in their discretion, make such further inquiry or investigation into such facts or matters as they may see fit and if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

  (h)
  No Trustee shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

  (i)
  The permissive rights of a Trustee to do things enumerated in this Indenture shall not be construed as a duty.

  (j)
  No Trustee shall be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures.

  (k)
  No Trustee shall be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants contained in this Indenture or of any acts of the agents or servants of the Company.

  (l)
  No Trustee shall be liable by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture or any offering document or in the Debentures or be required to verify the same, but all statements or implications shall be deemed to have been made by the Company only.

  (m)
  A Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it under this Indenture, act by the responsible officers of a Trustee; a Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon such terms and conditions and subject to such regulations as a Trustee may think to be in the best interest of the Holders.

  (n)
  No Trustee shall be bound to act in accordance with any direction or request of the Company until an executed copy of the document containing the direction or request has been delivered to a Trustee, and a Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any document purporting to be a Debenture and believed by a Trustee to be genuine.

  (o)
  No Trustee shall be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Company or of any Person on whose signature a Trustee may be called upon to act or refrain from acting under this Indenture.

13.8 Compliance.

  (a)
  The Trustees hereby direct the Company to deliver to them evidence of compliance as may be required pursuant to the Canadian Trust Indenture Legislation and the Trust Indenture Act at the times and in the manner provided pursuant thereto.

  (b)
  Neither Trustee nor any related Person to a Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

  (c)
  Each Trustee shall send to the other Trustee a copy of any notice or other communication that such Trustee has sent to the Company.

  (d)
  In no event shall the U.S. Trustee have any obligation to monitor Canadian law or the Canadian Trust Indenture Legislation or the compliance by the Canadian Trustee of any of its obligations set forth herein or in the Canadian Trust Indenture Legislation.

  (e)
  In no event shall the Canadian Trustee have any obligation to monitor the compliance by the U.S. Trustee of any of its obligations set forth herein or in the Trust Indenture Act.

  (f)
  In the event that any Trustee is also acting as authenticating agent, paying agent or security registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article shall also be afforded to it in such capacity.

13.9 Evidence and Authority to Trustees, Opinions, etc; Compliance Certificate

        The Company shall furnish to the Trustees evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or upon the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished by the Trustee in accordance with the terms of this Section or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of:

  (a)
  an Officers' Certificate stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

  (b)
  in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor or attorney, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

  (c)
  in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

        Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a Director, officer or employee of the Company it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

        Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the person giving the evidence that he or she has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied and, (e) a statement to the effect that no default or Event of Default has occurred or will occur by reason of the action to be taken.

        The Company shall furnish to the Trustees, in accordance with Section 5.16 and at any other time if the Trustee reasonably so requires, its certificate that the Company has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Company shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture.

13.10 Experts, Advisers and Trustees

        The Trustees may:

  (a)
  employ or retain and act on the opinion or advice of or information obtained from any solicitor or attorney, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustees or by the Company, or otherwise, and shall not be liable for acting in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

  (b)
  employ such agents and other assistants as they may reasonably require for the proper discharge of their duties hereunder, and may pay reasonable remuneration for all services performed for them (and shall be entitled to receive reasonable remuneration for all services performed by them) in the discharge of the trusts hereof or their obligations under the Collateral Documents and compensation for all disbursements, costs and expenses made or incurred by them in the discharge of their duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustees may, but need not be, solicitors for the Company.

13.11 Trustees May Deal in Debentures

        Subject to Sections 13.1 and 13.6, the Trustees may, in their personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

13.12 Investment of Monies Held by Trustees

        Upon receipt of a Written Direction from the Company to invest funds held by the Trustees pursuant to this Indenture in investments, authorized by the Directors ("Authorized Investments"), the Trustee shall invest such funds in Authorized Investments in their name in accordance with such direction, provided such funds have not been already invested by the Trustees.

        Unless otherwise provided in this Indenture, any monies held by the Trustees pursuant to this Indenture, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Trustees or which may be in the hands of the Trustees, may be invested and reinvested in the name, or under the control, of the Trustees, provided that such securities are expressed to mature within two years after their purchase by the Trustees, and unless and until the Trustees shall have declared the principal of and interest on the Debentures to be due and payable, the Trustees shall so invest such monies at the request of the Company.

        Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustees in any chartered bank of Canada or, with the consent of the Company, in the deposit department of the Trustees or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest then current on similar deposits.

        Unless and until the Trustees shall have declared the principal of and interest on the Debentures to be due and payable, the Trustees shall pay over to the Company all interest or other income received by the Trustees in respect of any investments or deposits made pursuant to the provisions of this Section.

        The Trustees shall not be liable for any losses incurred in the Investment of any funds in Authorized Investments. The Trustees shall be accountable only for reasonable diligence in the investment of monies under this Section. The Trustees shall not be liable for any loss or losses realized on such investment, negligence, wilful acts or defaults only excepted.

13.13 Trustee Not Ordinarily Bound

        Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustees shall not, subject to Section 13.6, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company's business, unless the Trustees shall have been required to do so in writing by the Holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article XI, and then only after they shall have been indemnified to their satisfaction against all actions, proceedings, claims and demands to which they may render themselves liable and all costs, charges, damages and expenses which they may incur by so doing.

13.14 Trustee Not to be Appointed Receiver

        The Trustee and any Person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

13.15 Conditions Precedent to Trustees' Obligations to Act Hereunder

        Subject to Section 13.6 and Canadian Trust Indenture Legislation, the obligation of the Trustees to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustees, sufficient funds to commence or continue such act, action or proceeding and indemnification reasonably satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

        The Trustees shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on them hereby unless and until they shall have been required so to do under the terms hereof; nor shall the Trustees be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustees and in the absence of any such notice the Trustees may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Trustees to determine whether or not the Trustees shall take action with respect to any default.

        None of the provisions contained in this Indenture shall require the Trustees to expend or risk its own funds or otherwise incur financial liability in the performance of any of their duties or in the exercise of any of their rights or powers unless indemnified as aforesaid.

        The Trustees may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustees the Debentures held by them for which Debentures the Trustees shall issue receipts.

13.16 Acceptance of Trust; Money for Security Payments to be Held in Trust

        Each of the Trustees hereby accepts its appointment as Trustee hereunder and the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

        If the Company shall at any time act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustees of its action or failure so to act.

        Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee acting as security registrar) the Company will promptly notify the Trustee acting as security registrar of its action or failure so to act.

        The Company will cause each paying agent other than the Trustee acting as security registrar to execute and deliver to the Trustee acting as security registrar an instrument in which such paying agent shall agree with the Trustee acting as security registrar, subject to the provisions of this Section, that such paying agent will:

  (a)
  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

  (b)
  give the Trustees notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

  (c)
  at any time during the continuance of any such default, upon the written request of the Trustee acting as security registrar, forthwith pay to the Trustee acting as security registrar all sums so held in trust by such paying agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Written Direction direct any paying agent to pay, to the Trustee acting as security registrar all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee acting as security registrar upon the same trusts as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee acting as security registrar, such paying agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustees or any paying agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Written Direction of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustees or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustees or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each of the City of New York, the City of Toronto and the City of Montreal, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

13.17 Notice of Defaults

        Each Trustee shall promptly give the other Trustee notice of any Default or Event of Default actually known to a Responsible Officer of such Trustee. A Trustee shall give the Holders notice of any Default hereunder of which a Responsible Officer of such Trustee has actual knowledge as and to the extent and in accordance with the time limitations provided by the Trust Indenture Act and, with respect to the Canadian Trustee, the Canadian Trust Indenture Legislation.

13.18 Compensation and Reimbursement

        The Company agrees:

  (a)
  to pay to each Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

  (b)
  except as otherwise expressly provided herein, to reimburse each Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its advisors, agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (c)
  to indemnify each Trustee, their respective directors, officers, agents and employees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustees' powers or duties hereunder. This indemnity shall survive resignation or removal of a Trustee and the discharge of this Indenture.

        The Trustees shall have a Lien prior to the Debentures as to all property and funds held by them hereunder for any amount owing to them pursuant to this Section except with respect to funds held in trust for the benefit of the Holders of Debentures.

        When a Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.1(a)(vi) or 8.1(a)(vii), the expenses (including the reasonable charges and expenses of its advisors, agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

        Each Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

13.19 Merger, Conversion, Consolidation or Succession to Business

        Any corporation into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by a Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

13.20 Preferential Collection of Claims Against Company

        If and when the U.S. Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the U.S. Trustee shall be subject to the provisions of the Trust Indenture Act and Canadian Trust Indenture Legislation regarding the collection of claims against the Company (or any such other obligor).

13.21 Company to Furnish Trustee Names and Addresses of Holders

        The Company will furnish or cause to be furnished to the Trustees:

  (a)
  semiannually, not later than June 30 and December 31 in each year, a list, each in such form as the Trustees may reasonably require, of the names and addresses of the Holders of Debentures of such series as of the preceding June 15 or December 15; and

  (b)
  at such other times as the Trustees may request in writing, as soon as possible but in no event later than 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the relevant Trustee in its capacity as security registrar.

13.22 Preservation of Information; Communications to Holders

  (a)
  Each Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to it as provided in Section 13.21 and the names and addresses of Holders received by it in its capacity as security registrar. Each Trustee may destroy any list furnished to it as provided in Section 13.21 upon receipt of a new list so furnished.

  (b)
  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and the corresponding rights and duties of the Trustees, shall be provided by the Trust Indenture Act and the Canadian Trust Indenture Legislation.

  (c)
  Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustees that neither the Company nor the Trustees nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act and the Canadian Trust Indenture Legislation.

13.23 Reports by Trustee

  (a)
  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Debentures remain outstanding, each Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted) and, with respect to the Canadian Trustee, the Canadian Trust Indenture Legislation. The Trustees also shall comply with TIA Section 313(b). The Trustees shall also transmit by mail all reports as required by TIA Section 313(c) or, with respect to the Canadian Trustee, the Canadian Trust Indenture Legislation.

  (b)
  A copy of each such report shall, at the time of such transmission to Holders, be filed by such Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustees when the Debentures are listed on any stock exchange.

13.24 Reports by Company

        The Company shall file with the Trustees and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act and the Canadian Trust Indenture Legislation at the times and in the manner provided pursuant to such Act and such Legislation; provided that any such information, documents or reports required to be filed with Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustees within 15 days after the same is so required to be filed with the Commission.

13.25 Undertaking for Costs

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against a Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company. This Section 13.25 does not apply to a suit by a Trustee, a suit by a Holder pursuant to Section 8.14 or a suit by Holders of more than 10% in principal amount of the Debentures.

13.26 Authority to Carry on Business

        The Canadian Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all Provinces of Canada but if, notwithstanding the provisions of this Section it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Provinces of Ontario and Quebec either become so authorized or resign in the manner and with the effect specified in Section 13.4.

13.27 Trust Indenture Legislation

  (a)
  If any provision hereof limits, qualifies or conflicts with a provision of the Canadian Trust Indenture Legislation or the Trust Indenture Act (giving effect to Rule 4d-9 thereunder), in each case that is required thereunder to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision thereof that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be;

  (b)
  At all times in relation to this Indenture and any action to be taken hereunder, the Company and the Trustees each shall observe and comply with the Canadian Trust Indenture Legislation or the Trust Indenture Act and the Company, each Trustee and each Debentureholder shall be entitled to the benefits of the Canadian Trust Indenture Legislation or the Trust Indenture Act; and

  (c)
  Every provision of this Indenture that by its terms relieves the Trustees of liability or entitles them to rely upon any evidence submitted to them is subject to the provisions of Canadian Trust Indenture Legislation or the Trust Indenture Act.

ARTICLE XIV
SUPPLEMENTAL INDENTURES

14.1 Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders but subject to the prior approval of the Toronto Stock Exchange if required, the Company, when authorized by a resolution of the Board of Directors and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

  (a)
  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures;

  (b)
  to add to the covenants of the Company for the benefit of the Holders of all of the Debentures, or to surrender any right or power herein conferred upon the Company;

  (c)
  to provide additional security for the Debentures; or

  (d)
  to comply with any requirements of the Commission or any other applicable governmental authority in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act or the Canadian Trust Indenture Legislation;

  (e)
  to add additional Events of Default;

  (f)
  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures and to add or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

  (g)
  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Section (g) shall not adversely affect the interests of the Holders in any material respect.

14.2 Supplemental Indentures with Consent of Holders

        With the consent of the Holders of not less than 66 2/3% of principal amount of the outstanding Debentures and subject to the approval of the Toronto Stock Exchange if required, the Company, when authorized by a resolution of the Board of Directors and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Debenture affected thereby,

  (a)
  change the maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer which has been made, on or after the applicable purchase date), or

  (b)
  reduce the percentage in principal amount of the outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

  (c)
  modify any of the provisions of this Section, Section 8.3 or Section 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or

  (d)
  following the mailing of an offer with respect to an Offer, modify the provisions of this Indenture with respect to such Offer in a manner adverse to any Holder, or

  (e)
  to make any change in the Security Agreement that would adversely affect the Holders or terminate the Liens of the Security Agreement on any property at any time subject thereto or deprive the Holders of the security afforded by the Liens of the Security Agreement.

        It shall not be necessary for any resolution of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such resolution shall approve the substance thereof.

14.3 Execution of Supplemental Indentures

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and (subject to Section 13.6) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Each Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

14.4 Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

14.5 Conformity with Applicable Trust Legislation

        Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Canadian Trust Indenture Legislation and the Trust Indenture Act as then in effect.

14.6 Reference in Debentures to Supplemental Indentures

        Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by either Trustee, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustees and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee acting as security registrar in exchange for Outstanding Debentures.

ARTICLE XV
EXECUTION AND FORMAL DATE

15.1 Execution

        This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Each party shall be entitled to rely on the delivery of a facsimile copy of this Indenture and acceptance by any party of such facsimile shall be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

15.2 Formal Date

        Notwithstanding the date of execution hereof, this Indenture may be referred to as bearing formal date August 22, 2005.

        [Remainder of page intentionally left blank]

        IN WITNESS whereof the parties hereto have executed this Indenture as of the date written on page 1 hereof under their respective corporate seals and the hands of their proper officers in that behalf.

SR TELECOM INC.
By:	/s/ DAVID L. ADAMS David L. Adams
By:	/s/ WILLIAM E. AZIZ William E. Aziz
COMPUTERSHARE TRUST COMPANY OF CANADA
By:	/s/ CHARLES ERIC GAUTHIER Charles Eric Gauthier
By:	/s/ RANNY SAUND Ranny Saund
MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ JAY SMITH Jay Smith
By:	/s/ ROBERT D. BROWN Robert D. Brown

EXHIBIT A

FORM OF FULLY REGISTERED DEBENTURE

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SR TELECOM INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No.	[CUSIP No: ]

[ISIN No.: ]

10% Secured Convertible Debentures due October 15, 2011

SR TELECOM INC.

promises to pay to                                     , or registered assigns, the principal sum of                                      Canadian Dollars on October 15, 2011.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated: , 20
SR TELECOM INC.
By: (1)

Name:

Title:

By:

Name:

Title:

[Add Company Seal]

(1)
Must be signed by President or CFO and any vice-president as required by Indenture Section 2.2.

Certificate of Certification:

    •    (2)

By:
        Authorized Signatory

Dated:                                                  , 20

(2)
Either Trustee may certify the Debenture

10% Secured Convertible Debentures due October 15, 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    SR Telecom Inc., a corporation incorporated under the laws of Canada (the "Company"), promises to pay interest on the principal amount of this Debenture at 10% per annum from the date of issuance until maturity; provided, however, that at the option of the Company, so long as no Default is then continuing, interest payments prior to the Maturity Date (other than interest payments in respect of accrued interest on any Debenture upon redemption pursuant to Section 3.1 of the Indenture, a purchase under Section 5.20 of the Indenture or conversion pursuant to Article IV of the Indenture), may be paid by the issuance of PIK Debentures at a rate of 10% per annum in lieu of cash. The Company will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to the holder of record on the immediately preceding April 1 or October 1 (each, a "Record Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, provided, further, that the first Interest Payment Date shall be April 15, 2006. The Company shall pay interest on the principal amount (including Bankruptcy Interest in any proceeding under the Insolvency Laws) both before and after judgment at a rate of 12% per annum (the "Default Rate"): (i) upon a default in the payment of interest or any other amount due under the Indenture or the Debentures, on such overdue amounts, (ii) from and after the occurrence of an Event of Default; and (iii) upon a failure by the Company to pay liquidated damages when due under any Registration Rights Agreement and such failure to pay is not remedied within the relevant time period, if any, provided for in such agreement. Interest shall accrue on a daily basis, shall be calculated on the basis of a year of 365 days or 366 days in a leap year, and shall compound semi-annually. Default Rate interest shall be payable by the Company upon demand by Trustees.

        2.    Method of Payment.    The Company will pay interest on the Debentures to the Persons who are registered Holders of Debentures at the close of business on the Record Date next preceding the Interest Payment Date, even if such Debentures are cancelled after such Record Date and on or before such Interest Payment Date. Subject to exceptions set forth in the Indenture, payment of or on account of the principal of a Debenture shall be made only by cheque payable to or to the order of such Holder thereof. Payment of or on account of interest on such Debentures shall be made, subject to exceptions set forth in the Indenture, only by (i) payment in cash, by cheque or electronic transfer of funds in lawful money of Canada; (ii) on any Interest Payment Date prior to the Maturity Date by the issuance of PIK Debentures; or (iii) a combination thereof.

        Subject to the limitations and conditions set forth in the Indenture, at the option of the Company and upon 10 Business Days prior written notice, the Company may satisfy, in whole or in part, its obligations to pay interest on the Debentures on any Interest Payment Date by issuing PIK Debentures, the principal amount of which will be equal to the amount of interest payable on the Debentures on the relevant Interest Payment Date less any interest then paid in cash. The PIK Debentures will have the same Maturity Date and interest rate as the Debentures. The terms of the PIK Debentures will otherwise be identical to the terms of the Debentures. Issuance and delivery of PIK Debentures in accordance with the Indenture shall constitute full payment of the corresponding amount of interest on the Debentures. The Company may not issue PIK Debentures in respect of accrued interest on any debenture upon:

  (i)
  the occurrence of the Maturity Date;

  (ii)
  redemption pursuant to Section 3.1 or a purchase under Section 5.20 of the Indenture;

  (iii)
  conversion pursuant to Article IV of the Indenture; or

  (iv)
  the occurrence and continuance of a Default.

        Each PIK Debenture is a separate debt obligation and shall be governed by, and entitled to the benefits of, the Indenture, shall rank pari passu with and be subject to the same terms as all other Debentures and shall have the benefit of all Liens securing the Debentures. The Company shall execute and deliver to the Trustees a Global Debenture to evidence aggregate PIK Debentures issued on each applicable Interest Payment Date with regard to the outstanding Global Debentures, and the Company shall execute and deliver to the Trustee Fully

Registered Debentures to evidence PIK Debentures issued on each applicable Interest Payment Date with regard to outstanding Fully Registered Debentures.

        3.    Indenture.    The Company issued the Debentures under an Indenture dated as of August 22, 2005 between the Company and the co-Trustees (as such may be amended or supplemented from time to time, the "Indenture"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are secured obligations of the Company. The aggregate principal amount of the Debentures is unlimited; provided, however that Debentures may be issued only (i) pursuant to the Exchange Offer, (ii) in exchange for 8.15% Debentures purchased by the Company outside of the Exchange Offer, or (iii) to make interest payments in the form of PIK Debentures.

        4.    Optional Redemption.    The Company shall have the option to redeem the Debentures, in whole or in part, at any time and from time to time, at the redemption price equal to the greater of: (i) the 21 day average trading price of the Common Shares on the exchange or market on which the greatest volume of Common Shares traded during the 21 Trading Days ending on the Trading Day immediately prior to the date the Company gives notice to the Holders of such redemption notice multiplied by the number of Common Shares into which the Debentures are convertible; and (ii) all amounts owing pursuant to the Debentures and the Indenture as at the date of payment, including, any accrued and unpaid interest thereon to the date of redemption and all fees and disbursements incurred by or on behalf of the Holders or the Trustees to the date of payment.

        Notice of optional redemption will be mailed at least 21 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        5.    Mandatory Redemption.    Within five Business Days after the closing of the Rights Offering, the Company shall apply an amount, if any, equal to (i) 50% of the net proceeds to the Company from the Rights Offering in excess of $25,000,000 multiplied by (ii) a percentage equal to 100 multiplied by a fraction, of which the numerator is all obligations owing under the Indenture, and of which the denominator is (a) all obligations owing under the CTR Facility plus (b) all obligations owing under the Indenture, to redeem Debentures at a price equal to (i) 95% of the outstanding principal amount of each such Debenture to be redeemed, plus (ii) any accrued and unpaid interest thereon to the date of redemption (the "Mandatory Redemption Price"), provided that the Company shall not be obligated to redeem Debentures to the extent that such redemption would, together with the exchange due to the mandatory conversion of the Debentures under Section 4.1(a) of the Indenture, reduce the principal amount of outstanding Debentures by more than 25% of the aggregate principal amount of the outstanding Debentures at the time they were issued. The Debentures to be redeemed pursuant to a mandatory redemption shall be redeemed from all Holders on a pro rata basis according to the Debentures outstanding at such time in accordance with the principal amount of the Debentures registered in the name of each Debentureholder or in such other manner as the Trustees deem equitable (subject to any necessary regulatory or stock exchange approval). The Holder of any Debenture called for redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered and the Company shall execute and the one of the Trustees shall certify and deliver, at the expense of the Company, such new Debenture or Debentures upon receipt of the Debenture(s) surrendered, or with respect to a Global Debenture, the Depositary shall make notation on the Global Debenture of the principal amount so redeemed.

        Notice of mandatory redemption will be given at least 3 Business Days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for mandatory redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the

Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        6.    Optional Conversion.    Upon and subject to applicable rules of the Exchange and Applicable Securities Legislation, and the provisions and conditions of the Indenture, the Holder of each Debenture shall have the right, at the option of the Holder, at any time and from time to time (i) after the earlier of (a) the Business Day after the Rights Offering Record Date and (b) November 30, 2005 (the "Mandatory Conversion Date") and (ii) prior to the Close of Business on the earlier of the Stated Maturity Date, or on the Business Day immediately preceding the Redemption Date for a Debenture, if any, to exchange the principal amount of such Debenture and accrued and unpaid interest thereon for fully paid and non-assessable Common Shares of the Company. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing the amount of principal and interest of the Debentures to be exchanged by the Conversion Price as at the Date of Conversion, subject to adjustment pursuant to Section 4.6 of the Indenture.

        7.    Mandatory Conversion.    Upon and subject to the provisions and conditions of the Indenture and to applicable rules of the Exchange and Applicable Securities Legislation, $10 million principal amount of the Debentures shall be exchanged on a pro rata basis for fully paid and non-assessable Common Shares on the Mandatory Conversion Date. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing $10 million of principal by the Conversion Price as at the Mandatory Conversion Date, subject to adjustment pursuant to Section 4.6 of the Indenture. In no circumstance will the Company be required to effect a Mandatory Conversion of more than 25% of the outstanding principal amount of Debentures.

        8.    Conversion Mechanics    (a) The Company shall not be required to issue fractional shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of the previous sentence, be deliverable to any Holder upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder in an amount equal to the fractional interest multiplied by the Conversion Price.

        (b)   If payment of the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, or the purchase price of any Debenture which has been called for redemption or tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company's offer, respectively.

        (c)   The Company shall from time to time immediately after the occurrence of any event which requires an adjustment of the Conversion Price, deliver an Officers' Certificate to the Trustees specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        9.    Change of Control Offer.    Except for a change of Control resulting from a conversion of Debentures pursuant to Article IV of the Indenture, within 30 days following any change of Control, the Company shall deliver to the Trustee, and the Trustee shall promptly deliver a notice to each Holder stating that there has been a change of Control, specifying the circumstances surrounding such event, together with an offer to repurchase Debentures (the "Offer") for an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). The Offer shall, unless otherwise provided under Applicable Securities Legislation or applicable rules of the Exchange, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days, and shall provide for the Change of Control Payment to all Holders who accept the Offer not later than the 60th day after the date of the Offer.

        10.    Denominations, Transfer, Exchange.    The Debentures may be issued in any denomination; provided, however, that to the extent possible, Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Trustee may require a Holder to pay any taxes and fees required by law and permitted by the Indenture. Neither the Company nor the Trustees nor any registrar shall be required to (i) make transfers or exchanges or accept conversions of Debentures on any Interest Payment Date for such Debentures or during the 15 calendar days preceding the record date for payment of interest on the Debentures, or (ii) make transfers or exchanges of any Debentures which have been selected or called for redemption including, without limitation, during the 15 calendar day period preceding the date fixed for such redemption unless upon due presentation thereof for redemption such Debentures shall not have been redeemed.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Debentures, and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal of, or interest, on the Debentures, (ii) a Default arising from the failure to redeem or purchase any Debenture when required pursuant to the Indenture or a Debenture or (iii) a Default in respect of a provision that under Section 14.2 of the Indenture that cannot be amended without the consent of each holder affected) may be waived with the consent of the Holders of not less than 66 2/3% of the principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended or supplemented to: (i) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debentures; (ii) add to the covenants of the Company for the benefit of the Holders of all of the Debentures or surrender any right or power herein conferred upon the Company; (iii) provide additional security for the Debentures; (iv) comply with any requirements of the Commission or any other applicable governmental authority in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act or the Canadian Trust Indenture Legislation; (v) add additional Events of Default; (vi) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debentures and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (vii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this subsection (vii) shall not adversely affect the interests of the Holders in any material respect.

        Notwithstanding any other provision in the Indenture or the Debentures, the holders of not less than 66 2/3% in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust power conferred on the Trustees.

        12.    Defaults and Remedies.    Each of the following constitutes an Event of Default under the Indenture: (i) if the Company fails to pay interest on the Debentures when due and such default continues for two (2) days; (ii) if the Company shall fail to pay the principal amount of the Debentures when required or agreed upon either at maturity, at a Redemption Date or pursuant to a declaration of acceleration or otherwise or fails to pay the Offer Price in accordance with the terms of such Offer; (iii) if the Company fails to comply with any covenant contained in Sections 5.9 through 5.15 of the Indenture and such default continues for thirty (30) days; (iv) if the Company fails to observe or perform to any material extent any other covenant or condition contained in the Indenture on its part to be observed or performed and, after notice in writing has been given by the Trustees to the Company specifying such default and requiring the Company to put an end to the same (which said notice may be given by the Trustees, in their discretion) the Company shall fail to make good such default within a period of thirty (30) days, unless the Trustees (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustees; (v) any representation or warranty of the Company contained in the Indenture or any statement of the Company in any certificate, financial statement or other document or instrument delivered pursuant to the Indenture, proves to be inaccurate to any material extent; (vi) if a resolution is passed for the winding-up or liquidation of the Company; (vii) if creditors or their representatives, as a result of a breach by the Company of an obligation thereunder have accelerated amounts owing or have taken steps to enforce under any instrument to which the Company or any Subsidiary is a party; (viii) if the CTR Lenders, as a result of a breach by the Company of an obligation thereunder have taken any step or action against the Company in respect of the CTR Facility or the CTR Guarantee; (ix) property or assets of the Company or any of its Restricted Subsidiaries with a fair market value in the aggregate of Cdn$250,000 or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent, examiner, monitor, sheriff, bailiff or other similar official or assignee for the benefit of creditors of the Company or any of its Restricted Subsidiaries and such condition continues for 30 days or more; (x) any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any obligor under any Collateral Documents denies or disaffirms its obligations thereunder, or by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any Lien purported to be created under any collateral document shall cease to be enforceable or shall cease to be of the same effect and priority as purported to be created by such Collateral Document (other than in accordance with its terms); (xi) if the Common Shares cease to be listed for trading on the Toronto Stock Exchange, regardless of whether an Offer has been made by the Company pursuant to Section 5.20(a); and (xii) certain events of bankruptcy or insolvency with respect to the Company. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of not less than 25% in principal amount of the then outstanding Debentures may direct the Trustees to declare the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture to be due and payable and the same shall forthwith become immediately due and payable; provided, that upon the occurrence of certain events of bankruptcy or insolvency the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture shall become immediately due and payable. Unless it is directed by the Holders of at least 25% in principal amount of the then outstanding Debentures to deliver a notice of Default, the Trustees may withhold from Holders of the Debentures notice of any continuing Default or Event of Default if it determines that withholding notice is in their best interest. On or before June 30 and December 31 of each calendar year, the Company is required to deliver to the Trustees a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustees a statement specifying such Default or Event of Default.

        13.    Security.    The Debentures are the direct secured obligations of the Company. The Debentures are secured by Liens on certain of the Company's property.

        14.    Trustee Dealings with Company.    Subject to the limitations contained in Sections 13.1 and 13.6 of the Indenture, the Trustees may, in their personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

        15.    Certification.    This Debenture shall not be valid until certified by on or behalf of the Trustees.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    Additional Rights of Holders of Transfer Restricted Debentures.    In addition to the rights provided to Holders of Debentures under the Indenture, certain Beneficial Holders may have all the rights set forth in the Registration Rights Agreements dated as of the Issue Date, among the Company and one or more Beneficial Holders, providing for registration rights in Canada and the U.S.

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustees may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        19.    Intercreditor Agreement.    This Indenture is subject to the terms and conditions of the Intercreditor Agreement. Notwithstanding any provision of this Indenture, if Debentureholders are otherwise entitled to take action independently of the Trustees hereunder or otherwise, they may not take any such action that would be prohibited under the terms of the Intercreditor Agreement.

        20.    Applicable Law.    The Indenture and the Debentures shall be governed by and construed in accordance with the procedural and substantive laws of the Province of Ontario, and the laws of Canada applicable therein, and shall be treated in all respects as Ontario contracts and the Company, the Trustee and the Debentureholders irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

        21.    Monetary References.    Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

        22.    Language.    Each of the parties hereto hereby acknowledges that it has consented to and requested that the Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached thereto as Exhibit A, and all Debentures issued pursuant thereto, be drawn up in the English language only. Chacune des parties aux présentes reconnaît par les présentes qú'elle a demandé et consent à ce que le present acte de fiducie et tous les documents s'y rattachant, incluant la formule de débenture jointe aux présentes en tant qu'Annexe A, ne soient rédigés en anglais seulement.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Intercreditor Agreement, all security documents and the Registration Rights Agreements. Requests may be made to:

SR Telecom Inc.
Investor Relations
8150 Trans Canada Highway
St. Laurent, Quebec, H4S 1M5
Attention: President
Telephone No.:

ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

(Insert assignee's social security, social insurance or tax I.D. no.)

(Print or type assignee's name, address and zip code/postal code)

and irrevocably appoint                                                                           to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
                           (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

FORM OF ELECTION TO CONVERT

The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into for fully paid and non-assessable Common Shares in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

    Dated:

Portion of Debenture to be
converted:

$

Signature (for conversion only)
If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print or typewrite name and address, including zip code/postal code, and social security, social insurance or other taxpayer identification number.

Exhibit B

INTERCREDITOR AGREEMENT

B-1

EXHIBIT C

FORM OF REGULATION S TEMPORARY GLOBAL DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SR TELECOM INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS DEBENTURE IS A REGULATION S TEMPORARY GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF.

No.	[CUSIP No: ]
[ISIN No.: ]

10% Secured Convertible Debentures due October 15, 2011

SR TELECOM INC.

promises to pay to                                                                                         , or registered assigns, the principal sum of                                                             Canadian Dollars or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Debenture attached hereto (but in no event may such amount exceed the aggregate principal amount of Debentures certified pursuant to Sections 2.4 and 2.18 of the Indenture referred to below on October 15, 2011.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated: , 20
SR TELECOM INC.
By:	[3]

Name:

Title:

3    Must be signed by President or CFO and any vice-president as required by Indenture Section 2.2.

Name:

Title:

By:

[Add Company Seal]
Certificate of Certification:
• [4]
By:
Authorized Signatory
Dated: , 20

4    Either Trustee may certify the Debenture

10% Secured Convertible Debentures due October 15, 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    SR Telecom Inc., a corporation incorporated under the laws of Canada (the "Company"), promises to pay interest on the principal amount of this Debenture at 10% per annum from the date of issuance until maturity; provided, however, that at the option of the Company, so long as no Default is then continuing, interest payments prior to the Maturity Date (other than interest payments in respect of accrued interest on any Debenture upon redemption pursuant to Section 3.1 of the Indenture, a purchase under Section 5.20 of the Indenture or conversion pursuant to Article IV of the Indenture), may be paid by the issuance of PIK Debentures at a rate of 10% per annum in lieu of cash. The Company will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to the holder of record on the immediately preceding April 1 or October 1 (each, a "Record Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, provided, further, that the first Interest Payment Date shall be April 15, 2006. The Company shall pay interest on the principal amount (including Bankruptcy Interest in any proceeding under the Insolvency Laws) both before and after judgment at a rate of 12% per annum (the "Default Rate"): (i) upon a default in the payment of interest or any other amount due under the Indenture or the Debentures, on such overdue amounts, (ii) from and after the occurrence of an Event of Default; and (iii) upon a failure by the Company to pay liquidated damages when due under any Registration Rights Agreement and such failure to pay is not remedied within the relevant time period, if any, provided for in such agreement. Interest shall accrue on a daily basis, shall be calculated on the basis of a year of 365 days or 366 days in a leap year, and shall compound semi-annually. Default Rate interest shall be payable by the Company upon demand by Trustees.

        2.    Method of Payment.    The Company will pay interest on the Debentures to the Persons who are registered Holders of Debentures at the close of business on the Record Date next preceding the Interest Payment Date, even if such Debentures are cancelled after such Record Date and on or before such Interest Payment Date. Subject to exceptions set forth in the Indenture, payment of or on account of the principal of a Debenture shall be made only by cheque payable to or to the order of such Holder thereof. Payment of or on account of interest on such Debentures shall be made, subject to exceptions set forth in the Indenture, only by (i) payment in cash, by cheque or electronic transfer of funds in lawful money of Canada; (ii) on any Interest Payment Date prior to the Maturity Date by the issuance of PIK Debentures; or (iii) a combination thereof.

        Subject to the limitations and conditions set forth in the Indenture, at the option of the Company and upon 10 Business Days prior written notice, the Company may satisfy, in whole or in part, its obligations to pay interest on the Debentures on any Interest Payment Date by issuing PIK Debentures, the principal amount of which will be equal to the amount of interest payable on the Debentures on the relevant Interest Payment Date less any interest then paid in cash. The PIK Debentures will have the same Maturity Date and interest rate as the Debentures. The terms of the PIK Debentures will otherwise be identical to the terms of the Debentures. Issuance and delivery of PIK Debentures in accordance with the Indenture shall constitute full payment of the corresponding amount of interest on the Debentures. The Company may not issue PIK Debentures in respect of accrued interest on any debenture upon:

  (i)
  the occurrence of the Maturity Date;

  (ii)
  redemption pursuant to Section 3.1 or a purchase under Section 5.20 of the Indenture;

  (iii)
  conversion pursuant to Article IV of the Indenture; or

  (iv)
  the occurrence and continuance of a Default.

Each PIK Debenture is a separate debt obligation and shall be governed by, and entitled to the benefits of, the Indenture, shall rank pari passu with and be subject to the same terms as all other Debentures and shall have the benefit of all Liens securing the Debentures. The Company shall execute and deliver to the Trustees a Global Debenture to evidence aggregate PIK Debentures issued on each applicable Interest Payment Date with regard to the outstanding Global Debentures, and the Company shall execute and deliver to the Trustee Fully Registered Debentures to evidence PIK Debentures issued on each applicable Interest Payment Date with regard to outstanding Fully Registered Debentures.

        3.    Indenture.    The Company issued the Debentures under an Indenture dated as of August 22, 2005 between the Company and the co-Trustees (as such may be amended or supplemented from time to time, the "Indenture"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are secured obligations of the Company. The aggregate principal amount of the Debentures is unlimited; provided, however that Debentures may be issued only (i) pursuant to the Exchange Offer, (ii) in exchange for 8.15% Debentures purchased by the Company outside of the Exchange Offer, or (iii) to make interest payments in the form of PIK Debentures.

        4.    Optional Redemption.    The Company shall have the option to redeem the Debentures, in whole or in part, at any time and from time to time, at the redemption price equal to the greater of: (i) the 21 day average trading price of the Common Shares on the exchange or market on which the greatest volume of Common Shares traded during the 21 Trading Days ending on the Trading Day immediately prior to the date the Company gives notice to the Holders of such redemption notice multiplied by the number of Common Shares into which the Debentures are convertible; and (ii) all amounts owing pursuant to the Debentures and the Indenture as at the date of payment, including, any accrued and unpaid interest thereon to the date of redemption and all fees and disbursements incurred by or on behalf of the Holders or the Trustees to the date of payment.

        Notice of optional redemption will be mailed at least 21 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        5.    Mandatory Redemption.    Within five Business Days after the closing of the Rights Offering, the Company shall apply an amount, if any, equal to (i) 50% of the net proceeds to the Company from the Rights Offering in excess of $25,000,000 multiplied by (ii) a percentage equal to 100 multiplied by a fraction, of which the numerator is all obligations owing under the Indenture, and of which the denominator is (a) all obligations owing under the CTR Facility plus (b) all obligations owing under the Indenture, to redeem Debentures at a price equal to (i) 95% of the outstanding principal amount of each such Debenture to be redeemed, plus (ii) any accrued and unpaid interest thereon to the date of redemption (the "Mandatory Redemption Price"), provided that the Company shall not be obligated to redeem Debentures to the extent that such redemption would, together with the exchange due to the mandatory conversion of the Debentures under Section 4.1(a) of the Indenture, reduce the principal amount of outstanding Debentures by more than 25% of the aggregate principal amount of the outstanding Debentures at the time they were issued. The Debentures to be redeemed pursuant to a mandatory redemption shall be redeemed from all Holders on a pro rata basis according to the Debentures outstanding at such time in accordance with the principal amount of the Debentures registered in the name of each Debentureholder or in such other manner as the Trustees deem equitable (subject to any necessary regulatory or stock exchange approval). The Holder of any Debenture called for redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered and the Company shall execute and the one of the Trustees shall certify and deliver, at the expense of the Company, such new Debenture or Debentures upon receipt of the Debenture(s) surrendered, or with respect to a Global Debenture, the Depositary shall make notation on the Global Debenture of the principal amount so redeemed.

        Notice of mandatory redemption will be given at least 3 Business Days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for mandatory redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        6.    Optional Conversion.    Upon and subject to applicable rules of the Exchange and Applicable Securities Legislation, and the provisions and conditions of the Indenture, the Holder of each Debenture shall have the right, at the option of the Holder, at any time and from time to time (i) after the earlier of (a) the Business Day after the Rights Offering Record Date and (b) November 30, 2005 (the "Mandatory Conversion Date") and (ii) prior to the Close of Business on the earlier of the Stated Maturity Date, or on the Business Day immediately preceding the Redemption Date for a Debenture, if any, to exchange the principal amount of such Debenture and accrued and unpaid interest thereon for fully paid and non-assessable Common Shares of the Company. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing the amount of principal and interest of the Debentures to be exchanged by the Conversion Price as at the Date of Conversion, subject to adjustment pursuant to Section 4.6 of the Indenture.

        7.    Mandatory Conversion.    Upon and subject to the provisions and conditions of the Indenture and to applicable rules of the Exchange and Applicable Securities Legislation, $10 million principal amount of the Debentures shall be exchanged on a pro rata basis for fully paid and non-assessable Common Shares on the Mandatory Conversion Date. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing $10 million of principal by the Conversion Price as at the Mandatory Conversion Date, subject to adjustment pursuant to Section 4.6 of the Indenture. In no circumstance will the Company be required to effect a Mandatory Conversion of more than 25% of the outstanding principal amount of Debentures.

        8.    Conversion Mechanics    (a) The Company shall not be required to issue fractional shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of the previous sentence, be deliverable to any Holder upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder in an amount equal to the fractional interest multiplied by the Conversion Price.

        (b)    If payment of the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, or the purchase price of any Debenture which has been called for redemption or tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company's offer, respectively.

        (c)    The Company shall from time to time immediately after the occurrence of any event which requires an adjustment of the Conversion Price, deliver an Officers' Certificate to the Trustees specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        9.    Change of Control Offer.    Except for a change of Control resulting from a conversion of Debentures pursuant to Article IV of the Indenture, within 30 days following any change of Control, the Company shall deliver to the Trustee, and the Trustee shall promptly deliver a notice to each Holder stating that there has been a change of Control, specifying the circumstances surrounding such event, together with an offer to repurchase Debentures (the "Offer") for an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). The Offer shall, unless otherwise provided under Applicable Securities Legislation or applicable rules of the Exchange, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days, and shall provide for the Change of Control Payment to all Holders who accept the Offer not later than the 60th day after the date of the Offer.

        10.    Denominations, Transfer, Exchange.    The Debentures may be issued in any denomination; provided, however, that to the extent possible, Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Trustee may require a Holder to pay any taxes and fees required by law and permitted by the Indenture. Neither the Company nor the Trustees nor any registrar shall be required to (i) make transfers or exchanges or accept conversions of Debentures on any Interest Payment Date for such Debentures or during the 15 calendar days preceding the record date for payment of interest on the Debentures, or (ii) make transfers or exchanges of any Debentures which have been selected or called for redemption including, without limitation, during the 15 calendar day period preceding the date fixed for such redemption unless upon due presentation thereof for redemption such Debentures shall not have been redeemed.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Debentures, and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal of, or interest, on the Debentures, (ii) a Default arising from the failure to redeem or purchase any Debenture when required pursuant to the Indenture or a Debenture or (iii) a Default in respect of a provision that under Section 14.2 of the Indenture that cannot be amended without the consent of each holder affected) may be waived with the consent of the Holders of not less than 66 2/3% of the principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended or supplemented to: (i) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debentures; (ii) add to the covenants of the Company for the benefit of the Holders of all of the Debentures or surrender any right or power herein conferred upon the Company; (iii) provide additional security for the Debentures; (iv) comply with any requirements of the Commission or any other applicable governmental authority in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act or the Canadian Trust Indenture Legislation; (v) add additional Events of Default; (vi) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debentures and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (vii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this subsection (vii) shall not adversely affect the interests of the Holders in any material respect.

        Notwithstanding any other provision in the Indenture or the Debentures, the holders of not less than 66 2/3% in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust power conferred on the Trustees.

        12.    Defaults and Remedies.    Each of the following constitutes an Event of Default under the Indenture: (i) if the Company fails to pay interest on the Debentures when due and such default continues for two (2) days; (ii) if the Company shall fail to pay the principal amount of the Debentures when required or agreed upon either at maturity, at a Redemption Date or pursuant to a declaration of acceleration or otherwise or fails to pay the Offer Price in accordance with the terms of such Offer; (iii) if the Company fails to comply with any covenant contained in Sections 5.9 through 5.15 of the Indenture and such default continues for thirty (30) days; (iv) if the Company fails to observe or perform to any material extent any other covenant or condition contained in the Indenture on its part to be observed or performed and, after notice in writing has been given by the Trustees to the Company specifying such default and requiring the Company to put an end to the same (which said notice may be given by the Trustees, in their discretion) the Company shall fail to make good such default within a period of thirty (30) days, unless the Trustees (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustees; (v) any representation or warranty of the Company contained in the Indenture or any statement of the Company in any certificate, financial statement or other document or instrument delivered pursuant to the Indenture, proves to be inaccurate to any material extent; (vi) if a resolution is passed for the winding-up or liquidation of the Company; (vii) if creditors or their representatives, as a result of a breach by the Company of an obligation thereunder have accelerated amounts owing or have taken steps to enforce under any instrument to which the Company or any Subsidiary is a party; (viii) if the CTR Lenders, as a result of a breach by the Company of an obligation thereunder have taken any step or action against the Company in respect of the CTR Facility or the CTR Guarantee; (ix) property or assets of the Company or any of its Restricted Subsidiaries with a fair market value in the aggregate of Cdn$250,000 or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent, examiner, monitor, sheriff, bailiff or other similar official or assignee for the benefit of creditors of the Company or any of its Restricted Subsidiaries and such condition continues for 30 days or more; (x) any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any obligor under any Collateral Documents denies or disaffirms its obligations thereunder, or by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any Lien purported to be created under any collateral document shall cease to be enforceable or shall cease to be of the same effect and priority as purported to be created by such Collateral Document (other than in accordance with its terms); (xi) if the Common Shares cease to be listed for trading on the Toronto Stock Exchange, regardless of whether an Offer has been made by the Company pursuant to Section 5.20(a); and (xii) certain events of bankruptcy or insolvency with respect to the Company. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of not less than 25% in principal amount of the then outstanding Debentures may direct the Trustees to declare the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture to be due and payable and the same shall forthwith become immediately due and payable; provided, that upon the occurrence of certain events of bankruptcy or insolvency the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture shall become immediately due and payable. Unless it is directed by the Holders of at least 25% in principal amount of the then outstanding Debentures to deliver a notice of Default, the Trustees may withhold from Holders of the Debentures notice of any continuing Default or Event of Default if it determines that withholding notice is in their best interest. On or before June 30 and December 31 of each calendar year, the Company is required to deliver to the Trustees a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustees a statement specifying such Default or Event of Default.

        13.    Security.    The Debentures are the direct secured obligations of the Company. The Debentures are secured by Liens on certain of the Company's property.

        14.    Trustee Dealings with Company.    Subject to the limitations contained in Sections 13.1 and 13.6 of the Indenture, the Trustees may, in their personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

        15.    Certification.    This Debenture shall not be valid until certified by on or behalf of the Trustees.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    Additional Rights of Holders of Transfer Restricted Debentures.    In addition to the rights provided to Holders of Debentures under the Indenture, certain Beneficial Holders may have all the rights set forth in the Registration Rights Agreements dated as of the Issue Date, among the Company and one or more Beneficial Holders, providing for registration rights in Canada and the U.S.

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustees may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        19.    Intercreditor Agreement.    This Indenture is subject to the terms and conditions of the Intercreditor Agreement. Notwithstanding any provision of this Indenture, if Debentureholders are otherwise entitled to take action independently of the Trustees hereunder or otherwise, they may not take any such action that would be prohibited under the terms of the Intercreditor Agreement.

        20.    Applicable Law.    The Indenture and the Debentures shall be governed by and construed in accordance with the procedural and substantive laws of the Province of Ontario, and the laws of Canada applicable therein, and shall be treated in all respects as Ontario contracts and the Company, the Trustee and the Debentureholders irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

        21.    Monetary References.    Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

        22.    Language.    Each of the parties hereto hereby acknowledges that it has consented to and requested that the Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached thereto as Exhibit C, and all Debentures issued pursuant thereto, be drawn up in the English language only. Chacune des parties aux présentes reconnaît par les présentes qú'elle a demandé et consent à ce que le present acte de fiducie et tous les documents s'y rattachant, incluant la formule de débenture jointe aux présentes en tant qu'Annexe C, ne soient rédigés en anglais seulement.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Intercreditor Agreement, all security documents and the Registration Rights Agreements. Requests may be made to:

SR Telecom Inc.
Investor Relations
8150 Trans Canada Highway
St. Laurent, Quebec, H4S 1M5
Attention: President
Telephone No.:

ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

(Insert assignee's social security, social insurance. or tax I.D. no.)

(Print or type assignee's name, address and zip code/postal code)

and irrevocably appoint                                                                                                                       to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
                            (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

FORM OF ELECTION TO CONVERT

The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into for fully paid and non-assessable Common Shares in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Portion of Debenture to be converted:

$

Signature (for conversion only)
If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print or typewrite name and address, including zip code/postal code, and social insurance, social security or other taxpayer identification number.

SCHEDULE OF INCREASES OR DECREASES IN REGULATION S TEMPORARY GLOBAL DEBENTURE

The following increases or decreases in this Regulation S Temporary Global Debenture have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Debenture	Amount of increase in principal amount of this Global Debenture	Principal amount of this Global Debenture following such decrease or increase	Signature of authorized officer of Trustee or Debenture Custodian

Exhibit D

RESTRUCTURING TERMSHEET

D-1

EXHIBIT E

FORM OF UNRESTRICTED GLOBAL DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.	[CUSIP No: ]

[ISIN No.: ]

10% Secured Convertible Debentures due October 15, 2011

SR TELECOM INC.

promises to pay to                         , or registered assigns, the principal sum of                          Canadian Dollars or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Debenture attached hereto (but in no event may such amount exceed the aggregate principal amount of Debentures certified pursuant to Sections 2.4 and 2.18 of the Indenture referred to below on October 15, 2011.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated: , 20
SR TELECOM INC.
By:
Name:
Title:

By:
Name:
Title:

[Add Company Seal]

(5)
Must be signed by President or CFO and any vice-president as required by Indenture Section 2.2.

Certificate of Certification:

    •    (6)

By:
        Authorized Signatory

Dated:                                                  , 20

(6)
Either Trustee may certify the Debenture

10% Secured Convertible Debentures due October 15, 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    SR Telecom Inc., a corporation incorporated under the laws of Canada (the "Company"), promises to pay interest on the principal amount of this Debenture at 10% per annum from the date of issuance until maturity; provided, however, that at the option of the Company, so long as no Default is then continuing, interest payments prior to the Maturity Date (other than interest payments in respect of accrued interest on any Debenture upon redemption pursuant to Section 3.1 of the Indenture, a purchase under Section 5.20 of the Indenture or conversion pursuant to Article IV of the Indenture), may be paid by the issuance of PIK Debentures at a rate of 10% per annum in lieu of cash. The Company will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to the holder of record on the immediately preceding April 1 or October 1 (each, a "Record Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, provided, further, that the first Interest Payment Date shall be April 15, 2006. The Company shall pay interest on the principal amount (including Bankruptcy Interest in any proceeding under the Insolvency Laws) both before and after judgment at a rate of 12% per annum (the "Default Rate"): (i) upon a default in the payment of interest or any other amount due under the Indenture or the Debentures, on such overdue amounts, (ii) from and after the occurrence of an Event of Default; and (iii) upon a failure by the Company to pay liquidated damages when due under any Registration Rights Agreement and such failure to pay is not remedied within the relevant time period, if any, provided for in such agreement. Interest shall accrue on a daily basis, shall be calculated on the basis of a year of 365 days or 366 days in a leap year, and shall compound semi-annually. Default Rate interest shall be payable by the Company upon demand by Trustees.

        2.    Method of Payment.    The Company will pay interest on the Debentures to the Persons who are registered Holders of Debentures at the close of business on the Record Date next preceding the Interest Payment Date, even if such Debentures are cancelled after such Record Date and on or before such Interest Payment Date. Subject to exceptions set forth in the Indenture, payment of or on account of the principal of a Debenture shall be made only by cheque payable to or to the order of such Holder thereof. Payment of or on account of interest on such Debentures shall be made, subject to exceptions set forth in the Indenture, only by (i) payment in cash, by cheque or electronic transfer of funds in lawful money of Canada; (ii) on any Interest Payment Date prior to the Maturity Date by the issuance of PIK Debentures; or (iii) a combination thereof.

        Subject to the limitations and conditions set forth in the Indenture, at the option of the Company and upon 10 Business Days prior written notice, the Company may satisfy, in whole or in part, its obligations to pay interest on the Debentures on any Interest Payment Date by issuing PIK Debentures, the principal amount of which will be equal to the amount of interest payable on the Debentures on the relevant Interest Payment Date less any interest then paid in cash. The PIK Debentures will have the same Maturity Date and interest rate as the Debentures. The terms of the PIK Debentures will otherwise be identical to the terms of the Debentures. Issuance and delivery of PIK Debentures in accordance with the Indenture shall constitute full payment of the corresponding amount of interest on the Debentures. The Company may not issue PIK Debentures in respect of accrued interest on any debenture upon:

  (i)
  the occurrence of the Maturity Date;

  (ii)
  redemption pursuant to Section 3.1 or a purchase under Section 5.20 of the Indenture;

  (iii)
  conversion pursuant to Article IV of the Indenture; or

  (iv)
  the occurrence and continuance of a Default.

Each PIK Debenture is a separate debt obligation and shall be governed by, and entitled to the benefits of, the Indenture, shall rank pari pass with and be subject to the same terms as all other Debentures and shall have the benefit of all Liens securing the Debentures. The Company shall execute and deliver to the Trustees a Global Debenture to evidence aggregate PIK Debentures issued on each applicable Interest Payment Date with regard to the outstanding Global Debentures, and the Company shall execute and deliver to the Trustee Fully

Registered Debentures to evidence PIK Debentures issued on each applicable Interest Payment Date with regard to outstanding Fully Registered Debentures.

        3.    Indenture.    The Company issued the Debentures under an Indenture dated as of August 22, 2005 between the Company and the co-Trustees (as such may be amended or supplemented from time to time, the "Indenture"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are secured obligations of the Company. The aggregate principal amount of the Debentures is unlimited; provided, however that Debentures may be issued only (i) pursuant to the Exchange Offer, (ii) in exchange for 8.15% Debentures purchased by the Company outside of the Exchange Offer, or (iii) to make interest payments in the form of PIK Debentures.

        4.    Optional Redemption.    The Company shall have the option to redeem the Debentures, in whole or in part, at any time and from time to time, at the redemption price equal to the greater of: (i) the 21 day average trading price of the Common Shares on the exchange or market on which the greatest volume of Common Shares traded during the 21 Trading Days ending on the Trading Day immediately prior to the date the Company gives notice to the Holders of such redemption notice multiplied by the number of Common Shares into which the Debentures are convertible; and (ii) all amounts owing pursuant to the Debentures and the Indenture as at the date of payment, including, any accrued and unpaid interest thereon to the date of redemption and all fees and disbursements incurred by or on behalf of the Holders or the Trustees to the date of payment.

        Notice of optional redemption will be mailed at least 21 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        5.    Mandatory Redemption.    Within five Business Days after the closing of the Rights Offering, the Company shall apply an amount, if any, equal to (i) 50% of the net proceeds to the Company from the Rights Offering in excess of $25,000,000 multiplied by (ii) a percentage equal to 100 multiplied by a fraction, of which the numerator is all obligations owing under the Indenture, and of which the denominator is (a) all obligations owing under the CTR Facility plus (b) all obligations owing under the Indenture, to redeem Debentures at a price equal to (i) 95% of the outstanding principal amount of each such Debenture to be redeemed, plus (ii) any accrued and unpaid interest thereon to the date of redemption (the "Mandatory Redemption Price"), provided that the Company shall not be obligated to redeem Debentures to the extent that such redemption would, together with the exchange due to the mandatory conversion of the Debentures under Section 4.1(a) of the Indenture, reduce the principal amount of outstanding Debentures by more than 25% of the aggregate principal amount of the outstanding Debentures at the time they were issued. The Debentures to be redeemed pursuant to a mandatory redemption shall be redeemed from all Holders on a pro rata basis according to the Debentures outstanding at such time in accordance with the principal amount of the Debentures registered in the name of each Debentureholder or in such other manner as the Trustees deem equitable (subject to any necessary regulatory or stock exchange approval). The Holder of any Debenture called for redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered and the Company shall execute and the one of the Trustees shall certify and deliver, at the expense of the Company, such new Debenture or Debentures upon receipt of the Debenture(s) surrendered, or with respect to a Global Debenture, the Depositary shall make notation on the Global Debenture of the principal amount so redeemed.

        Notice of mandatory redemption will be given at least 3 Business Days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Holders of Debentures called for mandatory redemption are entitled to exercise the right of conversion contained in Article IV of the Indenture in accordance with the provisions of the Indenture until the last Business Day immediately preceding the

Redemption Date. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

        6.    Optional Conversion.    Upon and subject to applicable rules of the Exchange and Applicable Securities Legislation, and the provisions and conditions of the Indenture, the Holder of each Debenture shall have the right, at the option of the Holder, at any time and from time to time (i) after the earlier of (a) the Business Day after the Rights Offering Record Date and (b) November 30, 2005 (the "Mandatory Conversion Date") and (ii) prior to the Close of Business on the earlier of the Stated Maturity Date, or on the Business Day immediately preceding the Redemption Date for a Debenture, if any, to exchange the principal amount of such Debenture and accrued and unpaid interest thereon for fully paid and non-assessable Common Shares of the Company. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing the amount of principal and interest of the Debentures to be exchanged by the Conversion Price as at the Date of Conversion, subject to adjustment pursuant to Section 4.6 of the Indenture.

        7.    Mandatory Conversion.    Upon and subject to the provisions and conditions of the Indenture and to applicable rules of the Exchange and Applicable Securities Legislation, $10 million principal amount of the Debentures shall be exchanged on a pro rata basis for fully paid and non-assessable Common Shares on the Mandatory Conversion Date. The number of Common Shares into which Debentures may be so exchanged shall be determined by dividing $10 million of principal by the Conversion Price as at the Mandatory Conversion Date, subject to adjustment pursuant to Section 4.6 of the Indenture. In no circumstance will the Company be required to effect a Mandatory Conversion of more than 25% of the outstanding principal amount of Debentures.

        8.    Conversion Mechanics    (a) The Company shall not be required to issue fractional shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of the previous sentence, be deliverable to any Holder upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Holder in an amount equal to the fractional interest multiplied by the Conversion Price.

  (b)
  If payment of the Mandatory Redemption Price or the Optional Redemption Price, as the case may be, or the purchase price of any Debenture which has been called for redemption or tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company's offer, respectively.

  (c)
  The Company shall from time to time immediately after the occurrence of any event which requires an adjustment of the Conversion Price, deliver an Officers' Certificate to the Trustees specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        9.    Change of Control Offer.    Except for a change of Control resulting from a conversion of Debentures pursuant to Article IV of the Indenture, within 30 days following any change of Control, the Company shall deliver to the Trustee, and the Trustee shall promptly deliver a notice to each Holder stating that there has been a change of Control, specifying the circumstances surrounding such event, together with an offer to repurchase Debentures (the "Offer") for an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). The Offer shall, unless otherwise provided under Applicable Securities Legislation or applicable rules of the Exchange, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days, and shall provide for the Change of Control Payment to all Holders who accept the Offer not later than the 60th day after the date of the Offer.

        10.    Denominations, Transfer, Exchange.    The Debentures may be issued in any denomination; provided, however, that to the extent possible, Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Trustee may require a Holder to pay any taxes and fees required by law and permitted by the Indenture. Neither the Company nor the Trustees nor any registrar shall be required to (i) make transfers or exchanges or accept conversions of Debentures on any Interest Payment Date for such Debentures or during the 15 calendar days preceding the record date for payment of interest on the Debentures, or (ii) make transfers or exchanges of any Debentures which have been selected or called for redemption including, without limitation, during the 15 calendar day period preceding the date fixed for such redemption unless upon due presentation thereof for redemption such Debentures shall not have been redeemed.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Debentures, and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal of, or interest, on the Debentures, (ii) a Default arising from the failure to redeem or purchase any Debenture when required pursuant to the Indenture or a Debenture or (iii) a Default in respect of a provision that under Section 14.2 of the Indenture that cannot be amended without the consent of each holder affected) may be waived with the consent of the Holders of not less than 66 2/3% of the principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended or supplemented to: (i) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debentures; (ii) add to the covenants of the Company for the benefit of the Holders of all of the Debentures or surrender any right or power herein conferred upon the Company; (iii) provide additional security for the Debentures; (iv) comply with any requirements of the Commission or any other applicable governmental authority in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act or the Canadian Trust Indenture Legislation; (v) add additional Events of Default; (vi) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debentures and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (vii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this subsection (vii) shall not adversely affect the interests of the Holders in any material respect.

        Notwithstanding any other provision in the Indenture or the Debentures, the holders of not less than 66 2/3% in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust power conferred on the Trustees.

        12.    Defaults and Remedies.    Each of the following constitutes an Event of Default under the Indenture: (i) if the Company fails to pay interest on the Debentures when due and such default continues for two (2) days; (ii) if the Company shall fail to pay the principal amount of the Debentures when required or agreed upon either at maturity, at a Redemption Date or pursuant to a declaration of acceleration or otherwise or fails to pay the Offer Price in accordance with the terms of such Offer; (iii) if the Company fails to comply with any covenant contained in Sections 5.9 through 5.15 of the Indenture and such default continues for thirty (30) days; (iv) if the Company fails to observe or perform to any material extent any other covenant or condition contained in the Indenture on its part to be observed or performed and, after notice in writing has been given by the Trustees to the Company specifying such default and requiring the Company to put an end to the same (which said notice may be given by the Trustees, in their discretion) the Company shall fail to make good such default within a period of thirty (30) days, unless the Trustees (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustees; (v) any representation or warranty of the Company contained in the Indenture or any statement of the Company in any certificate, financial statement or other document or instrument delivered pursuant to the Indenture, proves to be inaccurate to any material extent; (vi) if a resolution is passed for the winding-up or liquidation of the Company;

(vii) if creditors or their representatives, as a result of a breach by the Company of an obligation thereunder have accelerated amounts owing or have taken steps to enforce under any instrument to which the Company or any Subsidiary is a party; (viii) if the CTR Lenders, as a result of a breach by the Company of an obligation thereunder have taken any step or action against the Company in respect of the CTR Facility or the CTR Guarantee; (ix) property or assets of the Company or any of its Restricted Subsidiaries with a fair market value in the aggregate of Cdn$250,000 or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent, examiner, monitor, sheriff, bailiff or other similar official or assignee for the benefit of creditors of the Company or any of its Restricted Subsidiaries and such condition continues for 30 days or more; (x) any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any obligor under any Collateral Documents denies or disaffirms its obligations thereunder, or by reason of having become unlawful or having been changed by virtue of legislation or by a court, statutory board or commission, any Lien purported to be created under any collateral document shall cease to be enforceable or shall cease to be of the same effect and priority as purported to be created by such Collateral Document (other than in accordance with its terms); (xi) if the Common Shares cease to be listed for trading on the Toronto Stock Exchange, regardless of whether an Offer has been made by the Company pursuant to Section 5.20(a); and (xii) certain events of bankruptcy or insolvency with respect to the Company. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of not less than 25% in principal amount of the then outstanding Debentures may direct the Trustees to declare the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture to be due and payable and the same shall forthwith become immediately due and payable; provided, that upon the occurrence of certain events of bankruptcy or insolvency the principal of and interest on all Debentures then outstanding and all other monies outstanding under the Indenture shall become immediately due and payable. Unless it is directed by the Holders of at least 25% in principal amount of the then outstanding Debentures to deliver a notice of Default, the Trustees may withhold from Holders of the Debentures notice of any continuing Default or Event of Default if it determines that withholding notice is in their best interest. On or before June 30 and December 31 of each calendar year, the Company is required to deliver to the Trustees a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustees a statement specifying such Default or Event of Default.

        13.    Security.    The Debentures are the direct secured obligations of the Company. The Debentures are secured by Liens on certain of the Company's property.

        14.    Trustee Dealings with Company.    Subject to the limitations contained in Sections 13.1 and 13.6 of the Indenture, the Trustees may, in their personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

        15.    Certification.    This Debenture shall not be valid until certified by on or behalf of the Trustees.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    Additional Rights of Holders of Transfer Restricted Debentures.    In addition to the rights provided to Holders of Debentures under the Indenture, certain Beneficial Holders may have all the rights set forth in the Registration Rights Agreements dated as of the Issue Date, among the Company and one or more Beneficial Holders, providing for registration rights in Canada and the U.S.

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustees may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        19.    Intercreditor Agreement.    This Indenture is subject to the terms and conditions of the Intercreditor Agreement. Notwithstanding any provision of this Indenture, if Debentureholders are otherwise entitled to take action independently of the Trustees hereunder or otherwise, they may not take any such action that would be prohibited under the terms of the Intercreditor Agreement.

        20.    Applicable Law.    The Indenture and the Debentures shall be governed by and construed in accordance with the procedural and substantive laws of the Province of Ontario, and the laws of Canada applicable therein, and shall be treated in all respects as Ontario contracts and the Company, the Trustee and the Debentureholders irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

        21.    Monetary References.    Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

        22.    Language.    Each of the parties hereto hereby acknowledges that it has consented to and requested that the Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached thereto as Exhibit E, and all Debentures issued pursuant thereto, be drawn up in the English language only. Chacune des parties aux présentes reconnaît par les présentes qú'elle a demandé et consent à ce que le present acte de fiducie et tous les documents s'y rattachant, incluant la formule de débenture jointe aux présentes en tant qu'Annexe E, ne soient rédigés en anglais seulement.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Intercreditor Agreement, all security documents and the Registration Rights Agreements. Requests may be made to:

SR Telecom Inc.
Investor Relations
8150 Trans Canada Highway
St. Laurent, Quebec, H4S 1M5
Attention: President
Telephone No.:

ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

(Insert assignee's social security, social insurance or tax I.D. no.)

(Print or type assignee's name, address and zip code/postal code)

and irrevocably appoint                                                                           to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
                           (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

FORM OF ELECTION TO CONVERT

The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into for fully paid and non-assessable Common Shares in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

    Dated:

Portion of Debenture to be
converted:

$

Signature (for conversion only)
If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print or typewrite name and address, including zip code/postal code, and social security, social insurance or other taxpayer identification number.

        SCHEDULE OF INCREASES OR DECREASES IN UNRESTRICTED GLOBAL DEBENTURE

        The following increases or decreases in this Unrestricted Global Debenture have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Debenture	Amount of increase in principal amount of this Global Debenture	Principal amount of this Global Debenture following such decrease or increase	Signature of authorized officer of Trustee or Debenture Custodian

Exhibit F

FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM RESTRICTED FULLY REGISTERED DEBENTURE
TO REGULATION S TEMPORARY GLOBAL DEBENTURE

[Name of Trustee]
as Trustee
 [Address]
[City, State/Province, Zip Code/Postal Code]

Attention: [                                            ]

Re:
10% Secured Convertible Debentures (the "Debentures") issued pursuant to the Trust Indenture, dated as of August             , 2005 (as supplemented, the "Indenture"), between SR Telecom Inc. (the "Issuer") and [name of Trustee] (the "Trustee").

        Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        This letter relates to $                         principal amount of Debentures that are held as Fully Registered Debentures registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a sale or transfer of the beneficial interest for an interest in the Regulation S Temporary Global Debenture (CUSIP No.                         ) to be held with the Depositary through a Depositary Participant [other than the Depository Trust Company/located outside the United States].

        In connection with the request, the Transferor does hereby certify that the sale or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Debentures and:

  (a)
  pursuant to and in accordance with Regulation S under the U.S. 1933 Act, and accordingly the Transferor does hereby certify that:

  (i)
  the offer of the Debentures was not made to a person in the United States of America,

  (ii)
  either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

  (iii)
  no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

  (iv)
  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        This certification and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:

[Insert name of Transferor]
By:	Name: Title:

F-1

Exhibit G

FORM OF
TRANSFER CERTIFICATE FOR TRANSFER FROM
RESTRICTED FULLY REGISTERED DEBENTURE
TO UNRESTRICTED GLOBAL DEBENTURE
PURSUANT TO AN EFFECTIVE SHELF REGISTRATION STATEMENT

[Name of Trustee]
as Trustee
 [Address]
[City, State/Province, Zip Code/Postal Code]

Attention: [                        ]

Re:	10% Secured Convertible Debentures (the "Debentures") issued pursuant to the Trust Indenture, dated as of August , 2005 (as supplemented, the "Indenture"), between SR Telecom Inc. (the "Issuer") and [name of Trustee] (the "Trustee").

        Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        This letter relates to $                         principal amount of Debentures that are held as Fully Registered Debentures registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a sale or transfer of the Fully Registered Debenture for an interest in the Unrestricted Global Debenture (CUSIP No.                         ) to be held with the Depositary through a Depositary Participant.

        In connection with the request, the Transferor does hereby certify that the sale or transfer has been effected pursuant to an effective Shelf Registration Statement and that the Transferor delivered the prospectus contained in the Shelf Registration Statement to the purchaser prior to such sale or transfer.

        This certification and the statements contained herein are made for your benefit and the benefit of the Issuer.

        Dated:

[Insert name of Transferor]
By:
Name: Title:

G-1

Exhibit H

FORM OF
TRANSFER CERTIFICATE FOR TRANSFER FROM
RESTRICTED FULLY REGISTERED DEBENTURE
TO UNRESTRICTED GLOBAL DEBENTURE
PURSUANT TO REGULATION S AFTER THE EXCHANGE DATE

[Name of Trustee]
as Trustee
 [Address]
[City, State/Province, Zip Code/Postal Code]

Attention: [                   ]

Re:
10% Secured Convertible Debentures (the "Debentures") issued pursuant to the Trust Indenture, dated as of August     , 2005 (as supplemented, the "Indenture"), between SR Telecom Inc. (the "Issuer") and [name of Trustee] (the "Trustee").

        Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        This letter relates to $               principal amount of Debentures that are held as Fully Registered Debentures registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a sale or transfer of the Fully Registered Debenture for an interest in the Unrestricted Global Debenture (CUSIP No.               ) to be held with the Depositary through a Depositary Participant [other than the Depository Trust Company/located outside the United States].

        In connection with the request, the Transferor does hereby certify that the sale or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Debentures and:

  (a)
  pursuant to and in accordance with Regulation S under the U.S. 1933 Act, and accordingly the Transferor does hereby certify that:

  (i)
  the offer of the Debentures was not made to a person in the United States of America,

  (ii)
  either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

  (iii)
  no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

  (iv)
  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

H-1

        This certification and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:

[Insert name of Transferor]
By:
Name: Title:

H-2

QuickLinks

TRUST INDENTURE
SR TELECOM INC.
COMPUTERSHARE TRUST COMPANY OF CANADA
MANUFACTURERS AND TRADERS TRUST COMPANY
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE I INTERPRETATION
ARTICLE II THE DEBENTURES
ARTICLE III REDEMPTION OF DEBENTURES
ARTICLE IV CONVERSION OF DEBENTURES
ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
ARTICLE VI SECURITY
ARTICLE VII
ARTICLE VIII DEFAULT
ARTICLE IX SATISFACTION AND DISCHARGE
ARTICLE X SUCCESSOR CORPORATIONS
ARTICLE XI MEETINGS OF DEBENTUREHOLDERS
ARTICLE XII NOTICES
ARTICLE XIII CONCERNING THE TRUSTEE
ARTICLE XIV SUPPLEMENTAL INDENTURES
ARTICLE XV EXECUTION AND FORMAL DATE
EXHIBIT A FORM OF FULLY REGISTERED DEBENTURE
SR TELECOM INC.
ASSIGNMENT FORM
FORM OF ELECTION TO CONVERT
Exhibit B INTERCREDITOR AGREEMENT
EXHIBIT C FORM OF REGULATION S TEMPORARY GLOBAL DEBENTURE
Exhibit D RESTRUCTURING TERMSHEET
EXHIBIT E FORM OF UNRESTRICTED GLOBAL DEBENTURE
SR TELECOM INC.
ASSIGNMENT FORM
FORM OF ELECTION TO CONVERT
Exhibit F FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED FULLY REGISTERED DEBENTURE TO REGULATION S TEMPORARY GLOBAL DEBENTURE
Exhibit G FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED FULLY REGISTERED DEBENTURE TO UNRESTRICTED GLOBAL DEBENTURE PURSUANT TO AN EFFECTIVE SHELF REGISTRATION STATEMENT
Exhibit H
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED FULLY REGISTERED DEBENTURE TO UNRESTRICTED GLOBAL DEBENTURE PURSUANT TO REGULATION S AFTER THE EXCHANGE DATE